Exhibit 4.1

Bionano Genomics, Inc.

Form of Senior Secured Convertible Note due 2025

Bionano Genomics, Inc.

Senior Secured Convertible Note due 2025

Certificate No. A-[ ● ]

Bionano Genomics, Inc., a Delaware corporation (the “Company”), for value received, promises to pay to [***] (the “Initial Holder”), or its registered assigns, the amount equal to the product of (x) the principal sum of $45,000,000 (such principal sum, the “Principal Amount”), multiplied by (y) 1.15 (such Principal Amount multiplied by 1.15, the “Maturity Principal Amount”) on September 1, 2025, and to pay any outstanding interest thereon, as provided in this Note, in each case, as provided in and subject to the other provisions of this Note, including the earlier redemption, repurchase or conversion of this Note.

Unless otherwise indicated, references herein to “dollars” or “$” are to U.S. dollars.

Additional provisions of this Note are set forth on the other side of this Note.

[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, Bionano Genomics, Inc. has caused this instrument to be duly executed as of the date set forth below.

Bionano Genomics, Inc.

Date:	[ ● ]	By:
			Name:	[ ● ]
			Title:	[ ● ]

(Signature Page to Senior Secured Convertible Note due 2025, Certificate No. A-[ ● ])

Bionano Genomics, Inc.

Senior Secured Convertible Note due 2025

This Note (this “Note” and, collectively with any Note issued in exchange therefor or in substitution thereof, the “Notes”) is issued by Bionano Genomics, Inc., a Delaware corporation  (the “Company”), and designated as its “Senior Secured Convertible Notes due 2025.”

Section 1.	Definitions.

“Adjusted Indebtedness” means (A) total Indebtedness of the Company at the time a Restricted Cash Request is delivered, less (B) an amount equal to the difference of (i) the balance of the Restricted Cash Account (as defined in the Securities Purchase Agreement) at the time a Restricted Cash Request is delivered less (ii) the amount of such Restricted Cash Request.

“Affiliate” has the meaning set forth in Rule 144 under the Securities Act.

“ATM Program” means an “at-the-market” offering within the meaning of Rule 415(a)(4) of the Securities Act.

“Attribution Parties” means, collectively, the following Persons and entities: (i) any investment vehicle, including, any funds, feeder funds or managed accounts, currently, or from time to time after the Issue Date, directly or indirectly managed or advised by the Holder’s investment manager or any of its Affiliates or principals, (ii) any direct or indirect Affiliates of the Holder or any of the foregoing, (iii) any Person acting or who could be deemed to be acting as a “group” (within the meaning of Section 13(d)(3) of the Exchange Act) together with the Holder or any of the foregoing and (iv) any other Persons whose beneficial ownership of the Common Stock would or could be aggregated with the Holder’s and the other Attribution Parties for purposes of Section 13(d) of the Exchange Act. For clarity, the purpose of the foregoing is to subject collectively the Holder and all other Attribution Parties to the Maximum Percentage.

“Authorized Denomination” means, with respect to the Notes, a Principal Amount thereof equal to $1,000 or any integral multiple of $1,000 in excess thereof, or, if such Principal Amount then-outstanding is less than $1,000, then such outstanding Principal Amount.

“Available Cash” means, as of any date of determination, (A) the sum of (i) the Cash and Cash Equivalents of the Company and its Wholly Owned Subsidiaries, (ii) any Cash paid by the Company to the Holder pursuant to this Note and any Other Note during the Liquidity Cash Burn Period (in the case of Section 8(J)) or the Quarterly Cash Burn Period (in the case of Section 8(X)), and (iii) any Cash paid by the Company or any Wholly Owned Subsidiary of the Company in respect of Covered Milestone Payments during the Liquidity Cash Burn Period (in the case of Section 8(J)) or the Quarterly Cash Burn Period (in the case of Section 8(X)), less (B) any Cash actually received pursuant to any financings or series of related financings during the Liquidity Cash Burn Period (in the case of Section 8(J)) or the Quarterly Cash Burn Period (in the case of Section 8(X)), including for the avoidance of doubt, from the sale and issuance of the Company’s Capital Stock, Convertible Securities, Equity-Linked Securities or Indebtedness (including, for the avoidance of doubt, Cash actually received in connection with the exercise or settlement of any Convertible Securities or Equity-Linked Securities).

“Bankruptcy Law” means Title 11, United States Code,  or any similar U.S. federal or state or non-U.S.  law for the relief of debtors.

“Board of Directors” means the board of directors of the Company or a committee of such board duly authorized to act on behalf of such board.

“Business Combination Event” has the meaning set forth in Section 9.

“Business Day” means any day other than a Saturday, a Sunday or any day on which commercial banks in The City of New York  are authorized or required by law or executive order to close or be closed; provided, however, for clarification, commercial banks in The City of New York shall not be deemed to be authorized or required by law or executive order to close or be closed due to “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in The City of New York  are open for use by customers on such day.

“Capital Lease” means, with respect to any Person, any leasing or similar arrangement conveying the right to use any property, whether real or personal property, or a combination thereof,  by that Person as lessee that, in conformity with GAAP, is required to be accounted for as a capital lease on the balance sheet of such Person.

“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a Capital Lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP, and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

“Capital Stock” of any Person means any and all shares of, interests in, rights to purchase, warrants or options for, participations in, or other equivalents of, in each case however designated, the equity of such Person, but excluding any debt securities convertible into such equity.

“Cash” means all cash and liquid funds.

“Cash Equivalents” means, as of any date of determination, any of the following: (A) marketable securities (i) issued or directly and unconditionally guaranteed as to interest and principal by the United States Government , or (ii) issued by any agency of the United States  the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one year after such date; (B) marketable direct obligations issued by any state of the United States of America or  any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, a rating of at least A-1 from Standard & Poor’s Corporation or at least P-1 from Moody’s Investors Service; (C) commercial paper maturing no more than one year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-1 from Standard & Poor’s Corporation or at least P-1 from Moody’s Investors Service; (D) certificates of deposit or bankers’ acceptances maturing within one year after such date and issued or accepted by any commercial bank organized under the laws of the United States of America or  any State, or the District of Columbia that (i) is at least “adequately capitalized” (as defined in the regulations of its primary federal banking regulator), and (ii) has Tier 1 capital (as defined in such regulations) of not less than $5,000,000,000; and (E) shares of any money market mutual fund that (i) has substantially all of its assets invested continuously in the types of investments referred to in clauses (A) and (B) above, (ii) has net assets of not less than $5,000,000,000, and (iii) has the highest rating obtainable from either Standard & Poor’s Corporation or Moody’s Investors Service.

“Close of Business” means 5:00 p.m., New York City time.

“Collateral” has the meaning set forth in the Security Agreements.

“Collateral Agent” means [***] in its capacity as collateral agent for the Holder and each Other Holder, together with any successor thereto in such capacity.

“Commission” means the U.S. Securities and Exchange Commission.

“Common Stock” means the common stock, par value $0.0001 per share, of the Company, subject to Section 7(I).

“Common Stock Change Event” has the meaning set forth in Section 7(I)(i)(4).

“Company Redemption” has the meaning set forth in Section 4(C)(i).

“Company Redemption Date” has the meaning set forth in Section 4(C)(i)

“Company Redemption Equity Conditions” will be deemed to be satisfied as of any date if all of the following conditions are satisfied as of such date and on each of the 30 previous VWAP Trading Days (A) the Holder is not in possession of any material non-public information provided by or on behalf of the Company or by or on behalf of any of its employees, agents or advisors; (B) such shares will satisfy Section 7(F)(i); (C) no pending, proposed or intended Fundamental Change has occurred that has not been abandoned, terminated or consummated;  and (D) the shares issuable pursuant to this Note are Freely Tradeable.

“Company Redemption Equity Conditions Period” has the meaning set forth in 4(C)(iii).

“Company Redemption Notice” has the meaning set forth in Section 4(C)(i).

“Company Redemption Price” Unless prior to the Company Redemption Date, (i) any Default has occurred and is continuing or Event of Default has occurred hereunder that has not been waived by the Required Holders or (ii) any event or circumstance has occurred and is continuing which, with the giving of notice or passage of time or both, could constitute an Event of Default and has not been waived by the Required Holders (such circumstances constituting collectively a “Company Default Redemption”), means a cash amount equal to the greater of (A) 120% of the then outstanding Principal Amount of this Note, plus accrued and unpaid interest on this Note and (B) the sum of (i) 120% of the product of (a) the Conversion Rate in effect as of the Trading Day immediately preceding such Company Redemption Date; (b) the total then outstanding Principal Amount (expressed in thousands) of this Note; and (c) the highest Daily VWAP per share of Common Stock during the period beginning on, and including, the fifth VWAP Trading Day prior to the date that the Company Redemption Notice is delivered and ending on, and including, the VWAP Trading Day immediately preceding such Company Redemption Date and (ii) the accrued and unpaid interest on this Note.  In the event of a Company Default Redemption, Company Redemption Price shall mean, a cash amount equal to the greater of (A) the sum of (i) 110% of 115% of the then outstanding Principal Amount of this Note and (ii) the accrued and unpaid interest on this Note and (B) the sum of (i) 120% of the product of (a) the Conversion Rate in effect as of the Trading Day immediately preceding such Company Redemption Date; (b) the total then outstanding Principal Amount (expressed in thousands) of this Note; and (c) the greater of (x) the highest Daily VWAP per share of Common Stock occurring during the 30 consecutive VWAP Trading Days ending on, and including, the VWAP Trading Day immediately before the date the Company delivers such notice and (y) the average of the five Daily VWAPs per share of Common Stock occurring during the five consecutive VWAP Trading Days ending on, and including, the VWAP Trading Day immediately before the date the applicable Event of Default occurred (or the date on which the Default underlying such Event of Default initially occurred, or the date on which the event or circumstance occurred which, with the giving of notice or passage of time or both, could constitute an Event of Default, if different than the date on which the Event of Default occurred) and (ii) the accrued and unpaid interest on this Note.

“Compliance Certificate” has the meaning set forth in Section 8(X)(ii).

“Contingent Obligation” means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to (A) any Indebtedness or other obligations of another Person, including any such obligation directly or indirectly guaranteed, endorsed, co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable; (B) any obligations with respect to undrawn letters of credit, corporate credit cards or merchant services issued for the account of that Person; and (C) all obligations arising under any interest rate, currency or commodity swap agreement, interest rate cap agreement, interest rate collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; provided, however, that the term “Contingent Obligation” shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determined amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith; provided, however, that such amount shall not in any event exceed the maximum amount of the obligations under the guarantee or other support arrangement.

“Control Agreement” has the meaning set forth in the Security Agreements.

“Controlled Account” has the meaning set forth in Section 8(J).

“Conversion Consideration” has the meaning set forth in Section 7(E)(i).

“Conversion Date” means the first Business Day on which the requirements set forth in Section 7(C)(i) or Section 7(D)(i) (as applicable) to convert this Note are satisfied.

“Conversion Price” means, as of any time, an amount equal to (A) $1,000 divided by (B) the Conversion Rate in effect at such time.

“Conversion Rate” initially means 349.1925 shares of Common Stock per $1,000 Principal Amount of Notes; provided, however, that the Conversion Rate is subject to adjustment pursuant to Section 7; provided, further, that whenever this Note refers to the Conversion Rate as of a particular date without setting forth a particular time on such date, such reference will be deemed to be to the Conversion Rate immediately after the Close of Business on such date.

“Conversion Settlement Date” has the meaning set forth in Section 7(E)(iii).

“Convertible Securities” means any capital stock or other security of the Company or any of its Subsidiaries that is at any time and under any circumstances directly or indirectly convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any capital stock or other security of the Company (including, without limitation, Common Stock) or any of its Subsidiaries.

“Copyright License” means any written agreement granting any right to use any Copyright or Copyright registration, now owned or hereafter acquired by the Company or in which the Company now holds or hereafter acquires any interest.

“Copyrights” means all copyrights, whether registered or unregistered, held pursuant to the laws of the United States, any State thereof, or of any other country.

“Covered Milestone Payments” means milestone payments paid by the Company pursuant to (i) that certain Agreement and Plan of Merger, dated as of November 23, 2022, by and among Bionano Genomics, Inc., Mazdan Merger Sub, Inc., Purigen Biosystems, Inc. and Shareholder Representative Services LLC, as the Shareholders’ Representative, and (ii) that certain Agreement and Plan of Merger, dated October 8, 2021, by and among Bionano Genomics, Inc., Starship Merger Sub I, Inc., Starship Merger Sub II, LLC, BioDiscovery, Inc., and Soheil Shams, as the Securityholders’ Representative, as amended by that certain First Amendment to Agreement and Plan of Merger, dated as of March 4, 2023, as such agreements are in effect as of the date of the Securities Purchase Agreement.

“Covering Price” has the meaning set forth in Section 7(E)(iv).

“Daily Market Capitalization” means, with respect to the date of determination, the product of (x) the total number of non-restricted shares of Common Stock issued and outstanding beneficially owned by persons or entities other than Affiliates of the Company, and (y) the Daily VWAP on such date.

“Daily VWAP” means, for any VWAP Trading Day, the per share volume-weighted average price of the Common Stock on The Nasdaq Stock Market (or the principal, in terms of volume, Eligible Exchange on which the Common Stock is listed for trading) as displayed under the heading “Bloomberg VWAP” on Bloomberg page “BNGO <EQUITY> VAP” (or, if such page is not available, its equivalent successor page) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such VWAP Trading Day (or, if such volume-weighted average price is unavailable, the market value of one share of Common Stock on such VWAP Trading Day, determined, using a volume-weighted average price method, by a nationally recognized independent investment banking firm selected by the Company). The Daily VWAP will be determined without regard to after-hours trading or any other trading outside of the regular trading session.

“Default” means any event that is (or, after notice, passage of time or both, would be) an Event of Default.

“Default Interest” has the meaning set forth in Section 10(D).

“Deferred Partial Redemption Payment” has the meaning set forth in Section 4(A).

“Disqualified Stock” means, with respect to any Person, any Capital Stock that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder) or upon the happening of any event:

(A)         matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise;

(B)         is convertible or exchangeable for Indebtedness or Disqualified Stock (excluding Capital Stock convertible or exchangeable solely at the option of the Company or a Subsidiary of the Company; provided that any such conversion or exchange will be deemed an incurrence of Indebtedness or Disqualified Stock, as applicable); or

(C)         is redeemable at the option of the holder thereof, in whole or in part,

in the case of each of clauses (A), (B) and (C), at any point prior to the one hundred eighty-first (181st) day after the Maturity Date.

“DTC” means The Depository Trust Company or its successor.

“Eligible Exchange” means any of The New York Stock Exchange, The NYSE American LLC, The Nasdaq Stock Market, The Nasdaq Capital Market, The Nasdaq Global Market or The Nasdaq Global Select Market (or any of their respective successors).

“Equipment” means all “equipment” as defined in the UCC with such additions to such term as may hereafter be made, and includes without limitation all machinery, fixtures, goods, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing.

“Equity Conditions” will be deemed to be satisfied as of any date if all of the following conditions are satisfied as of such date and on each of the 30 previous VWAP Trading Days (A) the Holder is not in possession of any material non-public information provided by or on behalf of the Company or by or on behalf of any of its employees, agents or advisors; (B) the issuance of such shares will not be limited by Section 7(J); (C) such shares will satisfy Section 7(F)(i); (D) no pending, proposed or intended Fundamental Change has occurred that has not been abandoned, terminated or consummated; (E) the daily dollar trading volume (as reported on Bloomberg) of the Common Stock on The Nasdaq Stock Market is not less than $3,500,000; (F) no Default will have occurred and be continuing and no Event of Default will have occurred which has not been waived and (G) the shares issuable pursuant to this Note are Freely Tradeable.

“Equity Interest” shall mean, with respect to any Person, any and all shares, interests, participations or other equivalents, including preferred stock or membership interests (however designated, whether voting or non-voting), of equity of such Person, including, if such Person is a partnership, partnership interests (whether general or limited) and including, without limitation, any “equity security” (as that term is defined under Rule 405 promulgated under the Securities Act), and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership; provided, that the Notes shall not constitute Equity Interests.

“Equity Line of Credit” means an equity line of credit approved by written agreement by the Required Holders (which approval may be granted or revoked at any time by the Required Holders in their sole discretion).

 “Equity-Linked Securities” means any rights, obligations, options or warrants to purchase or otherwise acquire (whether immediately, during specified times, upon the satisfaction of any conditions or otherwise) any shares of Common Stock.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.

“Event of Default” has the meaning set forth in Section 10(A).

“Event of Default Acceleration Amount” means, with respect to the delivery of a notice pursuant to Section 10(B)(ii) declaring this Note to be due and payable immediately on account of an Event of Default, a cash amount equal to the greater of (A) the sum of (i) 110% of 115% of the then outstanding Principal Amount of this Note (or such lesser principal amount accelerated pursuant to such notice) and (ii) the accrued and unpaid interest on this Note and (B) the sum of (i) 115% of the product of (a) the Conversion Rate in effect as of the Trading Day immediately preceding the date that the Holder delivers such notice pursuant to Section 10(B)(ii); (b) the total then outstanding Principal Amount (expressed in thousands) of this Note; and (c) the greater of (x) the highest Daily VWAP per share of Common Stock occurring during the 30 consecutive VWAP Trading Days ending on, and including, the VWAP Trading Day immediately before the date the Holder delivers such notice pursuant to Section 10(B)(ii) and (y) the average of the five Daily VWAPs per share of Common Stock occurring during the five consecutive VWAP Trading Days ending on, and including, the VWAP Trading Day immediately before the date the applicable Event of Default occurred (or the date on which the Default underlying such Event of Default initially occurred, if different than the date on which the Event of Default occurred) and (ii) the accrued and unpaid interest on this Note.

“Event of Default Notice” has the meaning set forth in Section 10(C).

“Ex-Dividend Date” means, with respect to an issuance, dividend or distribution on the Common Stock, the first date on which shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such issuance, dividend or distribution (including pursuant to due bills or similar arrangements required by the relevant stock exchange).  For the avoidance of doubt, any alternative trading convention on the applicable exchange or market in respect of the Common Stock under a separate ticker symbol or CUSIP number will not be considered “regular way” for this purpose.

“Excess Shares” has the meaning set forth in Section 7(J).

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Expiration Date” has the meaning set forth in Section 7(G)(i)(5).

“Expiration Time” has the meaning set forth in Section 7(G)(i)(5).

“Fiscal Half” means each six-month period ending March 31, June 30, September 30 and December 31.

“Fiscal Quarter” means each three-month period ending March 31, June 30, September 30, and December 31.

“Forced Conversion” has the meaning set forth in Section 7(D)(i).

“Forced Conversion Trigger” means (A) the Last Reported Sale Price exceeds 175% of the Conversion Price on at least 20 VWAP Trading Days in any 30 consecutive Trading Day period beginning on any VWAP Trading Day after the effective date with respect to the registration statement registering the resale of the Initial Private Placement Notes and the Underlying Shares issuable pursuant to the Initial Private Placement Notes (as such terms are defined in the Securities Purchase Agreement) and ending on the date upon which the Company Conversion Notice is delivered by the Company to the Holder and (B) the Equity Conditions are satisfied on the date the Company Conversion Notice is delivered by the Company to the Holder.

“Foreign Subsidiary” means any Subsidiary that is organized under the laws of a jurisdiction other than the United States of America, any state thereof or the District of Columbia.

“Freely Tradable” means, with respect to any shares of Common Stock issued or issuable pursuant to this Note, that (A) such shares are (or, when issued, will be) issued by the Company pursuant to an effective registration statement and would not constitute “restricted securities” within the meaning of Rule 144 under the Securities Act and without any requirement for registration under any state securities or “blue sky” laws; (B) such shares are (or, when issued, will be) (i) represented by book-entries at DTC and identified therein by an “unrestricted” CUSIP number; (ii) not represented by any certificate that bears a legend referring to transfer restrictions under the Securities Act or other securities laws; and (iii) listed and admitted for trading, without suspension or material limitation on trading, on an Eligible Exchange; and (C) no delisting or suspension by such Eligible Exchange is pending or has been threatened (with a reasonable prospect of delisting occurring after giving effect to all applicable notice, appeal, compliance and hearing periods) or reasonably likely to occur or pending as evidenced by (x) a writing by such Eligible Exchange or (y) the Company falling below the minimum listing maintenance requirements of such Eligible Exchange.

“Fundamental Change” means any of the following events:

(A)         a “person” or “group” (within the meaning of Section 13(d)(3) of the Exchange Act), other than the Company or its Wholly Owned Subsidiaries, or the employee benefit plans of the Company or its Wholly Owned Subsidiaries, or the Holder or any of its Affiliates (including a “group” including the Holder or any of its Affiliates) has become and files any report with the Commission indicating that such person or group has become the direct or indirect “beneficial owner” (as defined below) of shares of the Company’s common equity representing more than 50% of the voting power of all of the Company’s then-outstanding common equity; provided, however, that, for these purposes, no “person” or “group” will be deemed to be the beneficial owner of any securities tendered pursuant to a tender or exchange offer made by or on behalf of such “person” or “group” until such tendered securities are accepted for purchase or exchange under such offer;

(B)         the consummation of (i) any sale, lease or other transfer, in one transaction or a series of transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person (other than solely to one or more of the Company’s Wholly Owned Subsidiaries); or (ii) any transaction or series of related transactions in connection with which (whether by means of merger, consolidation, share exchange, combination, reclassification, recapitalization, acquisition, liquidation or otherwise) all of the Common Stock is exchanged for, converted into, acquired for, or constitutes solely the right to receive, other securities, cash or other property (other than a subdivision or combination, or solely a change in par value, of the  Common Stock); provided, however, that any merger, consolidation, share exchange or combination of the Company pursuant to which the Persons that directly or indirectly “beneficially owned” (as defined below) all classes of the Company’s common equity immediately before such transaction directly or indirectly “beneficially own,” immediately after such transaction, more than 50% of all classes of common equity of the surviving, continuing or acquiring company or other transferee, as applicable, or the parent thereof, in substantially the same proportions vis-à-vis each other as immediately before such transaction will be deemed not to be a Fundamental Change pursuant to this clause (B);

(C)         the Company’s stockholders approve any plan or proposal for the liquidation or dissolution of the Company; or

(D)         the  Common Stock ceases to be listed on any Eligible Exchange.

 For the purposes of this definition, (x) any transaction or event described in both clause (A) and in clause (B)(i) or (B)(ii) above (without regard to the proviso in clause (B)) will be deemed to occur solely pursuant to clause (B) above (subject to such proviso); and (y) whether a Person is a “beneficial owner” and whether shares are “beneficially owned” will be determined in accordance with Rule 13d-3 under the Exchange Act.

“Fundamental Change Notice” has the meaning set forth in Section 6(C).

“Fundamental Change Repurchase Date” means the date as of which this Note must be repurchased for cash in connection with a Fundamental Change, as provided in Section 6(B).

“Fundamental Change Repurchase Price” means, with respect to this Note (or any portion of this Note to be repurchased) upon a Repurchase Upon Fundamental Change, a cash amount equal to the greater of (A) 115% of the then outstanding Principal Amount of this Note (or such lesser principal amount accelerated pursuant to such notice), plus accrued and unpaid interest on this Note to be so repurchased and (B) the sum of (i) 115% of the product of (a) the Conversion Rate in effect as of the Trading Day immediately preceding the effective date of such Fundamental Change; (b) the total then outstanding Principal Amount (expressed in thousands) of this Note; and (c) the average of the five Daily VWAPs per share of Common Stock during the five consecutive VWAP Trading Days ending on, and including, the VWAP Trading Day  immediately preceding the effective date of such Fundamental Change  and (ii) the accrued and unpaid interest on this Note.

“GAAP” means generally accepted accounting principles in the United States of America, as in effect from time to time; provided that for all purposes hereunder, any obligations of such Person that would have been treated as operating leases in accordance with Accounting Standards Codification 840 (regardless of whether or not then in effect) shall be treated as operating leases for purposes of all financial definitions, calculations and covenants, without giving effect to Accounting Standards Codification 842 requiring operating leases to be recharacterized or treated as capital leases.

“Holder” means the person in whose name this Note is registered on the books of the Company, which initially is the Initial Holder.

The term “including” means “including without limitation,” unless the context provides otherwise.

“Holder Conversion Notice” has the meaning set forth in Section 7(C)(i).

“Indebtedness” means, indebtedness of any kind, including, without duplication (A) all indebtedness for borrowed money or the deferred purchase price of property or services including reimbursement and other obligations with respect to surety bonds and letters of credit, (B) all obligations evidenced by notes, bonds, debentures or similar instruments, (C) all Capital Lease Obligations, (D) all Contingent Obligations, and (E) Disqualified Stock.

“Independent Investigator” has the meaning set forth in Section 8(R).

“Initial Holder” has the meaning set forth in the cover page of this Note.

“Initially Purchased Notes” means this Note and the Other Notes originally issued on the Initial Closing Date (as defined in the Securities Purchase Agreement).

“Intellectual Property” means all of the Company’s Copyrights; Trademarks; Patents; Licenses; trade secrets and inventions; mask works; the Company’s applications therefor and reissues, extensions, or renewals thereof; and the Company’s goodwill associated with any of the foregoing, together with the Company’s rights to sue for past, present and future infringement of Intellectual Property and the goodwill associated therewith.

“Investment” means any beneficial ownership (including stock, partnership or limited liability company interests) of or in any Person, or any loan, advance or capital contribution to any Person or the acquisition of all, or substantially all, of the assets of another Person or the purchase of any assets of another Person for greater than the fair market value of such assets to solely the extent of the amount in excess of the fair market value.

“Issue Date” means [ ● ].

“Last Reported Sale Price” of the shares of Common Stock for any Trading Day means the closing sale price per share (or, if no closing sale price is reported, the average of the last bid price and the last ask price per share or, if more than one in either case, the average of the average last bid prices and the average last ask prices per share) of Common Stock on such Trading Day as reported in composite transactions for the principal U.S. national or regional securities exchange on which the shares of Common Stock are then listed.  If the Common Stock is not listed on a U.S. national or regional securities exchange on such Trading Day, then the Last Reported Sale Price will be the last quoted bid price per share of Common Stock on such Trading Day in the over-the-counter market as reported by OTC Markets Group Inc. or a similar organization.  If the Common Stock is not so quoted on such Trading Day, then the Last Reported Sale Price will be the average of the mid-point of the last bid price and the last ask price per share of Common Stock on such Trading Day from a nationally recognized independent investment banking firm selected by the Company. The “Last Reported Sale Price” will be determined without regard to after-hours trading or any other trading outside of the regular trading session.

“License” means any Copyright License, Patent License, Trademark License or other license of rights or interests.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment for security, security interest, encumbrance, levy, lien or charge of any kind, whether voluntarily incurred or arising by operation of law or otherwise, against any property, any conditional sale or other title retention agreement, and any lease in the nature of a security interest; provided, that for the avoidance of doubt, licenses, escrows and similar provisions in collaboration agreements, research and development agreements, cell line agreements, software source code agreements and other similar arrangements that do not create or purport to create a security interest, encumbrance, levy, lien or charge of any kind shall not be deemed to be Liens for purposes of this Note.

“Liquidity Cash Burn Period” has the meaning set forth in Section 8(J).

“Market Disruption Event” means, with respect to any date, the occurrence or existence, during the one-half hour period ending at the scheduled close of trading on such date on the principal, in terms of volume, Eligible Exchange on which the Common Stock is listed for trading or trades, of any material suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the  Common Stock.

“Maturity Date” means September 1, 2025.

“Maturity Principal Amount” has the meaning set forth in the cover page of this Note; provided, however, that the Maturity Principal Amount of this Note will be subject to reduction pursuant to Section 4, Section 5, Section 6, and Section 7.

“Maximum Percentage” has the meaning set forth in Section 7(J).

“Open of Business” means 9:00 a.m., New York City time.

The term “or” is not exclusive, unless the context expressly provides otherwise.

“Other Holder” means any person in whose name any Other Note is registered on the books of the Company.

“Other Notes” means any Notes that are of the same class of this Note or are otherwise issued pursuant to the Securities Purchase Agreement and that are represented by one or more certificates other than the certificate representing this Note.

“Partial Redemption Date” means, with respect to this Note, (A) the first calendar day of each month commencing November 1, 2023 and (B) if not otherwise included in clause (A), the Maturity Date.

“Partial Redemption Notice” has the meaning set forth in Section 4(A).

“Partial Redemption Payment” means, for any date that is a Partial Redemption Date, an amount not to exceed in the aggregate, with respect to all of the Initial Purchased Notes (as defined in the Securities Purchase Agreement), $5,175,000 as determined by Holder in its sole discretion; provided, that the Holder and the Company may agree to increase the size of any Partial Redemption Payment.

“Patent License” means any written agreement granting any right with respect to any invention covered by a Patent that is in existence or a Patent application that is pending, in which agreement the Company now holds or hereafter acquires any interest.

“Patents” means all letters patent of, or rights corresponding thereto, in the United States or in any other country, all registrations and recordings thereof, and all applications for letters patent of, or rights corresponding thereto, in the United States or any other country.

“Permitted Indebtedness” means (A) Indebtedness evidenced by this Note and all other Senior Secured Convertible Notes issued pursuant to the Securities Purchase Agreement; (B) Indebtedness actually disclosed pursuant to the Securities Purchase Agreement as of the date of the Securities Purchase Agreement; (C) Indebtedness to trade creditors incurred in the ordinary course of business consistent with past practices; (D) Subordinated Indebtedness of the Company; (E) reimbursement obligations in connection with letters of credit or similar instruments that are secured by Cash or Cash Equivalents and issued on behalf of the Company or a Subsidiary thereof in an aggregate amount not to exceed $500,000 at any time outstanding; (F) Indebtedness constituting Permitted Investments under clause (G) thereof; (G) Indebtedness in respect of the financing of insurance premiums in the ordinary course of business; (H)  Indebtedness outstanding at any time secured by a Lien described in clause (M) of the defined term “Permitted Liens,” provided such Indebtedness does not exceed the cost of the Equipment or real property interests and related expenses financed with such Indebtedness or in the form of purchase money Indebtedness (whether in the form of a loan or a lease) used solely to acquire Equipment or real property interests used in the ordinary course of business and secured only by such equipment and sale and insurance proceeds in respect thereof; provided that the total amount of Permitted Indebtedness described in this clause (H) may not exceed $1,000,000; (I) Indebtedness owed to any Person providing worker’s compensation, health, disability or other employee benefits or property, casualty or liability insurance to the Company or any Subsidiary incurred in connection with such Person providing such benefits or insurance pursuant to customary reimbursement or indemnification obligations to such Person; (J) guarantees (or liabilities as a surety, endorser, accommodation endorser or otherwise) in respect of performance, surety, statutory, appeal or similar obligations incurred in the ordinary course of business but excluding guaranties with respect to any obligations for borrowed money; (K) Indebtedness in respect of payment processing services, netting services, overdrafts and related liabilities arising from treasury, depositary and cash management services incurred in the ordinary course of business; (L) Indebtedness in respect of business credit card programs in an aggregate amount not to exceed $400,000 at any time; (M) Indebtedness in respect of hedging agreements entered into for bona fide hedging purposes in the ordinary course and not for speculative purposes; (N) performance based royalty or milestone obligations, in each case, characterized as such and arising expressly out of purchase and sale contracts, development arrangements or licensing arrangements not otherwise prohibited hereunder, and (O) Contingent Obligations that are guarantees of Indebtedness described in clauses (A) through (N); provided that the aggregate amount of Indebtedness specified in clauses (F), (G), (I), (J), (K) and (O) may not collectively exceed $2,000,000 at any time in the aggregate.

“Permitted Intellectual Property Licenses” means (A) Intellectual Property licenses actually disclosed pursuant to the Securities Purchase Agreement as of the date of the Securities Purchase Agreement, and (B) non-perpetual Intellectual Property licenses granted in the ordinary course of business on arm’s length terms consisting of the licensing of technology, the development of technology or the providing of technical support which may include licenses with unlimited renewal options solely to the extent such options require mutual consent for renewal or are subject to financial or other conditions as to the ability of licensee to perform under the license; provided such license was not entered into during an Event of Default or continuance of a Default.

“Permitted Investment” means: (A) Investments actually disclosed pursuant to the Securities Purchase Agreement, as in effect as of the Issue Date; (B) Investments in Cash and Cash Equivalents; (C) Investments accepted in connection with Permitted Transfers; (D) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of the Company’s business; (E) Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers in the ordinary course of business and consistent with past practice, provided that this clause (E) shall not apply to Investments of the Company in any Subsidiary thereof; (F) Investments consisting of (i) loans not involving the net transfer on a substantially contemporaneous basis of cash proceeds to employees, officers or directors relating to the purchase of capital stock of the Company pursuant to employee stock purchase plans or other similar agreements approved by the Company’s Board of Directors and (ii) travel advances and employee relocation loans and other employee loans and advances in the ordinary course of business; provided that the aggregate of all such loans outstanding may not exceed $50,000 at any time; (G) Investments in Wholly Owned Subsidiaries, subject to Section 8(Y); (H) Permitted Intellectual Property Licenses; (I) extensions of credit to customers or advances, deposits or payment to or with suppliers, lessors or utilities or for workers’ compensation, in each case, that are incurred in the ordinary course of business; and (J) additional Investments that do not exceed $500,000 in the aggregate in any 12 month period.

“Permitted Liens” means any and all of the following: (A) Liens in favor of Holder or the Collateral Agent; (B) Liens deemed to be disclosed pursuant to the Securities Purchase Agreement, as in effect as of the Issue Date; (C) Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings; provided, that the Company maintains adequate reserves therefor in accordance with GAAP; (D) Liens securing claims or demands of materialmen, artisans, mechanics, carriers, warehousemen, landlords and other like Persons arising in the ordinary course of business; provided, that such claims or demands are not yet delinquent; (E) Liens arising from judgments, decrees or attachments in circumstances which do not constitute a Default or an Event of Default hereunder; (F) the following deposits, to the extent made in the ordinary course of business: deposits under workers’ compensation, unemployment insurance, social security and other similar laws, or to secure the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure indemnity, performance or other similar bonds for the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure statutory obligations (other than Liens arising under ERISA or environmental Liens) or surety or appeal bonds, or to secure indemnity, performance or other similar bonds; (G) leasehold interests in leases or subleases and licenses granted in the ordinary course of the Company’s business and not interfering in any material respect with the business of the licensor; (H) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of custom duties that are promptly paid on or before the date they become due; (I) Liens on insurance proceeds securing the payment of financed insurance premiums that are promptly paid on or before the date they become due (provided that such Liens extend only to such insurance proceeds and not to any other property or assets); (J) Liens, statutory and common law rights of set-off and other similar rights as to deposits of cash and securities in favor of banks, other depository institutions and brokerage firms; (K) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business so long as they do not materially impair the value or marketability of the related property; (L) Liens on Cash or Cash Equivalents securing obligations permitted under clauses (E), (K), (L) and (M) of the definition of Permitted Indebtedness; (M) purchase money Liens, Liens in respect of equipment leases, or Liens securing Indebtedness under clause (H) of the definition of “Permitted Indebtedness”, if the Lien is confined to the property and improvements and the proceeds of the equipment; (N) any other Liens, solely to the extent not securing Indebtedness for borrowed money, in an amount not to exceed collectively $1,000,000 at any time in the aggregate; (O) Permitted Intellectual Property Licenses; and (P) Liens incurred in connection with the extension, renewal or refinancing of the Indebtedness secured by Liens of the type described in clauses (C) through (O) above (other than any Indebtedness repaid with the proceeds of this Note); provided, that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the Indebtedness being extended, renewed or refinanced (as may have been reduced by any payment thereon) does not increase.

“Permitted Transfers” means (A) dispositions of Cash or Cash Equivalents in the ordinary course of business, (B) dispositions of inventory, goods and other assets, leases, assignments or subleases of any personal property in the ordinary course of business, (C) entry into Permitted Intellectual Property Licenses, (D) dispositions of worn-out, obsolete or surplus property in the ordinary course of business; provided that if any individual piece of property with a fair market value equal to or greater than $25,000 is disposed of in reliance on this clause (D), such disposition shall be made for fair market value consideration, (E) the abandonment or other disposition of Intellectual Property that is, in the reasonable judgment of the Company, no longer profitable, economically practicable to maintain or useful in the conduct of the business of the Company and its Subsidiaries, taken as a whole; (F) dispositions of accounts or payment intangibles (each as defined in the UCC) resulting from the compromise or settlement thereof in the ordinary course of business for less than the full amount thereof; (G) transfers consisting of Permitted Investments in Wholly Owned Subsidiaries under clause (G) of Permitted Investments; (H) other transfers of assets to any Person other than to a joint venture and which have a fair market value of not more than $50,000 in the aggregate in any 12 month period; (I) dispositions in connection with Permitted Liens; (J) the disposition of all or substantially all of the assets of the Company and its Subsidiaries in a manner permitted pursuant to Section 9 and any disposition that constitutes a Fundamental Change; and (K) subleases of real property leased by the Company as of the Issue Date.

“Person” or “person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

“Principal Amount” has the meaning set forth in the cover page of this Note; provided, however, that the Principal Amount of this Note will be subject to reduction (A) pursuant to Section 5, Section 6, and Section 7 and (B) by an amount equal to (i) the sum of all Partial Redemption Payments (including any Deferred Partial Redemption Payments) made prior to the date of determination of the Principal Amount of the Note then outstanding, divided by (ii) 1.15.

“Reference Property” has the meaning set forth in Section 7(I)(i)(4).

“Reference Property Unit” has the meaning set forth in Section 7(I)(i)(4).

“Reported Outstanding Share Number” has the meaning set forth in Section 7(J).

“Repurchase Upon Fundamental Change” means the repurchase of any Note by the Company pursuant to Section 6.

“Required Holders” has the meaning set forth in the Securities Purchase Agreement.

“Required Reserve Amount” has the meaning in Section 8(Q).

“Restricted Cash Measurement Period” means, with respect to each Restricted Cash Release Date, the 20 consecutive Trading Day period ending on the Trading Day immediately prior to such date.

“Restricted Cash Request” has the meaning in Section 22.

“Restricted Cash Release Date” has the meaning in Section 22.

“Retirement Fee” means an amount equal to the product of (x) $2,812,500 multiplied by (y) a fraction, whose numerator is an amount equal to $45,000,000 less the aggregate Principal Amount converted into shares of Common Stock pursuant to Section 7 during the period beginning on, and including, the Issue Date and ending on, and including, the date on which this Note ceases to be outstanding, and whose denominator is $45,000,000.

“Required Funding Program” has the meaning in Section 8(V).

“Rule 144” means Rule 144 promulgated under the Securities Act (or any successor rule thereto), as the same may be amended from time to time.

“Scheduled Trading Day” means any day that is scheduled to be a Trading Day on the principal U.S. national or regional securities exchange on which the  Common Stock is then listed or, if the  Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal, in terms of volume, Eligible Exchange on which the Common Stock is listed for trading.  If the  Common Stock is not so listed or traded, then “Scheduled Trading day” means a Business Day.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Securities Purchase Agreement” means that certain Securities Purchase Agreement, dated as of October 11, 2023, between the Company and [***] providing for the issuance of this Note.

“Security Agreements” means those certain security agreements, dated on or about October 13, 2023, between the Company and the Collateral Agent.

“Security Document” has the meaning set forth in the Security Agreements.

“Significant Subsidiary” means, with respect to any Person, any Subsidiary of such Person that constitutes a “significant subsidiary” (as defined in Rule 1-02(w) of Regulation S-X under the Exchange Act) of such Person.

“Spin-Off” has the meaning set forth in Section 7(G)(i)(3)(b).

“Spin-Off Valuation Period” has the meaning set forth in Section 7(G)(i)(3)(b).

“Subordinated Indebtedness” means Indebtedness subordinated to the Notes pursuant to a written agreement between the Required Holders and the applicable lender in amounts and on terms and conditions satisfactory to the Required Holders in their sole discretion.

“Subsidiary” means, with respect to any Person, (A) any corporation, association or other business entity (other than a partnership or limited liability company) of which more than 50% of the total voting power of the Capital Stock entitled (without regard to the occurrence of any contingency, but after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees, as applicable, of such corporation, association or other business entity is owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person; and (B) any partnership or limited liability company where (i) more than 50% of the capital accounts, distribution rights, equity and voting interests, or of the general and limited partnership interests, as applicable, of such partnership or limited liability company are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person, whether in the form of membership, general, special or limited partnership or limited liability company interests or otherwise; and (ii) such Person or any one or more of the other Subsidiaries of such Person is a controlling general partner of, or otherwise controls, such partnership or limited liability company.

“Successor Corporation” has the meaning set forth in Section 9(A).

“Successor Person” has the meaning set forth in Section 7(I)(i).

“Tender/Exchange Offer Valuation Period” has the meaning set forth in Section 7(G)(i)(5).

“Trademark License” means any written agreement granting any right to use any Trademark or Trademark registration, now owned or hereafter acquired by the Company or in which the Company now holds or hereafter acquires any interest.

“Trademarks” means all trademarks (registered, common law or otherwise) and any applications in connection therewith, including registrations, recordings and applications in the United States Patent and Trademark Office or  in any similar office or agency of the United States,  any State thereof or any other country or any political subdivision thereof.

“Trading Day” means any day on which (A) trading in the  Common Stock generally occurs on the principal U.S. national or regional securities exchange on which the  Common Stock is then listed or, if the  Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal, in terms of volume, Eligible Exchange on which the  Common Stock is listed for trading; and (B) there is no Market Disruption Event; provided that the Holder, by written notice to the Company, may waive any such Market Disruption Event. If the  Common Stock is not so listed or traded, then “Trading Day” means a Business Day.

“Transaction Documents” has the meaning set forth in the Securities Purchase Agreement.

“UCC” means the Uniform Commercial Code as the same is, from time to time, in effect in the State of New York.

“Undelivered Shares” has the meaning set forth in Section 7(E)(iv).

“VWAP Market Disruption Event” means, with respect to any date, (A) the failure by the principal U.S. national or regional securities exchange on which the  Common Stock is then listed, or, if the  Common Stock is not then listed on a U.S. national or regional securities exchange, the principal, in terms of volume, Eligible Exchange on which the Common Stock is then traded, to open for trading during its regular trading session on such date; or (B) the occurrence or existence, for more than one half hour period in the aggregate, of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) in the  Common Stock or in any options contracts or futures contracts relating to the  Common Stock, and such suspension or limitation occurs or exists at any time before 1:00 p.m., New York City time, on such date.

“VWAP Trading Day” means a day on which (A) there is no VWAP Market Disruption Event; provided that the Holder, by written notice to the Company, may waive any such VWAP Market Disruption Event; and (B) trading in the  Common Stock generally occurs on the principal U.S. national or regional securities exchange on which the  Common Stock is then listed or, if the  Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal, in terms of volume, Eligible Exchange on which the  Common Stock is then traded. If the  Common Stock is not so listed or traded, then “VWAP Trading Day” means a Business Day.

“Wholly Owned Subsidiary” of a Person means any Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares and other nominal shares required to be held by local nationals) are owned by such Person or one or more Wholly Owned Subsidiaries of such Person.

Section 2.	Persons Deemed Owners.

The Holder of this Note will be treated as the owner of this Note for all purposes.

Section 3.	Registered Form.

This Note, and any Note issued in exchange therefor or in substitution thereof, will be in registered form, without coupons.

Section 4.	Partial Redemption Payments; Prepayment; Maturity Date Payment.

(A)       Partial Redemption Payments. If the Holder wishes to elect to require the Company to redeem all or a portion of this Note for a Partial Redemption Payment (including any Deferred Partial Redemption Payments), the Holder shall deliver to the Company a written notice of any such election (a “Partial Redemption Notice”), including the applicable amount of the Partial Redemption Payment (including any Deferred Partial Redemption Payment), at least ten Trading Days prior to the applicable Partial Redemption Date in order to make an effective election. The Company shall pay the Holder the Partial Redemption Payment by wire transfer of immediately available funds on the applicable Partial Redemption Date; provided, that  the Holder shall have the right to convert any Partial Redemption Payment or Deferred Partial Redemption Payment (or any applicable portion thereof) into Common Stock pursuant to Section 7 hereof at any time prior to the receipt of the applicable Partial Redemption Payment or Deferred Partial Redemption Payment from the Company. Notwithstanding the foregoing, the Holder may, in its sole discretion, despite such election, subsequently defer any Partial Redemption Payment (including any prior Deferred Partial Redemption Payment) (or any portion thereof) one or more times prior to the applicable Partial Redemption Date to any subsequent Partial Redemption Date (in which case such deferred Partial Redemption Payment shall become a “Deferred Partial Redemption Payment”), in which case, on the applicable Partial Redemption Date, the Company will pay the Holder an amount in cash equal to such Partial Redemption Payment (including any Deferred Partial Redemption Payments) to be paid on such date, provided, that the Holder may not defer any Partial Redemption Payment or prior Deferred Partial Redemption Payment (or any portion thereof) to the extent that, following such deferral, the total amount of Deferred Partial Redemption Payments outstanding pursuant to this Note and all other Initial Purchased Notes would exceed $10,350,000. Any Partial Redemption Payment (including any Deferred Partial Redemption Payments) paid pursuant to this Section 4(A) shall reduce the Principal Amount by such paid amount divided by 1.15. If this Note (or any portion of this Note) is to be redeemed pursuant to this Section 4(A), then, from and after the date the related Partial Redemption Payment is paid in full, the Principal Amount of this Note (or such portion) will cease to be outstanding and all interest will cease to accrue on this Note (or such portion).

(B)        Maturity Date Payment. On the Maturity Date, the Company will pay the Holder an amount in cash equal to the Maturity Principal Amount for the then-outstanding Principal Amount of this Note plus any accrued and unpaid interest on this Note.

(C)         Prepayment.

(i)           The Company may redeem all (but not less than all) of the then outstanding Principal Amount of this Note (a “Company Redemption”), beginning on the thirtieth day following the date that the Resale Registration Statement (as defined in the Securities Purchase Agreement) became effective, on a date to be determined by the Company (any such date a “Company Redemption Date”), for a cash redemption price equal to the Company Redemption Price; provided, that the Company must provide notice of a Company Redemption, which notice shall state Company Redemption Date and the outstanding Principal Amount of this Note to be redeemed (which for the avoidance of doubt, shall not be less then all of the then outstanding Principal Amount of this Note) (“Company Redemption Notice”) at least 15 days prior to such Company Redemption Date and the Company must have, on or prior to 8:30 a.m., New York City time, on the Trading Day on which such Company Redemption Notice is delivered, publicly disclosed any material, non-public information regarding the Company (including the fact that the Company is redeeming the Note) on a Form 8-K or otherwise. The Holder may convert any portion of this Note prior to the payment of the Company Redemption Price.  In the event there are additional notes outstanding issued pursuant to the Securities Purchase Agreement, the Company may not make a Company Redemption for this Note pursuant to this Section 4(C)(i) unless the Company concurrently redeems such additional notes pursuant to Section 4(C)(i) thereof.

(ii)         If this Note is to be redeemed in full pursuant to this Section 4(C) then, from and after the date the related Company Redemption Price and the Retirement Fee are paid in full, this Note will cease to be outstanding.

(iii)          Notwithstanding anything herein to the contrary, the Company will not have the right to, and will not, make any Company Redemption or deliver a Company Redemption Notice pursuant to this Section 4(C) if (i) the Company is in possession of material non-public information or (ii) the Company Redemption Equity Conditions are not satisfied during the period commencing on the date the Company Redemption Notice is delivered to the  Holder and ending on, and including the Company Redemption Date (such period, the “Company Redemption Equity Conditions Period”) (and the Company shall certify in writing to the Holder (x) on the date of the Company Redemption Notice, within such notice, that the Company Redemption Equity Conditions were satisfied as of the date of the Company Redemption Notice and (y) on the Company Redemption Date that the Company Redemption Equity Conditions have continued to have been satisfied for the remainder of the Company Redemption Equity Conditions Period), unless such failure of the Company Redemption Equity Conditions to be so satisfied is waived in writing by the Required Holders, which waiver may be granted or withheld by the  Required Holders in their sole discretion.

(D)       Retirement Fee. On the earlier to occur of (i) the date that no Principal Amount remains outstanding (regardless of whether as a result of redemption, prepayment, payment of the Fundamental Change Repurchase Price, conversion, acceleration upon an Event of Default, or otherwise) or (ii) the Maturity Date, the Company shall pay by wire transfer of immediately available funds the Retirement Fee to the Holder.

Section 5.	Method of Payment; When Payment Date is Not a Business Day.

(A)       Method of Payment. The Company will pay all cash amounts due under this Note by wire transfer of immediately available funds to the account of the Holder as set forth in a written notice of an account of such Holder delivered by the Holder to the Company at least one Business Day before the date such amount is due.

(B)        Delay of Payment when Payment Date is Not a Business Day. If the due date for a payment on this Note as provided in this Note is not a Business Day, then, notwithstanding anything to the contrary in this Note, such payment may be made on the immediately following Business Day and no interest will accrue on such payment as a result of the related delay.

Section 6.	Required Repurchase of Note upon a Fundamental Change.

(A)        Repurchase Upon Fundamental Change. Subject to the other terms of this Section 6, if a Fundamental Change occurs, then the Holder will have the right to require the Company to repurchase this Note (or any portion of this Note in an Authorized Denomination) on the Fundamental Change Repurchase Date for such Fundamental Change for a cash purchase price equal to the Fundamental Change Repurchase Price.

(B)        Fundamental Change Repurchase Date. The Fundamental Change Repurchase Date for any Fundamental Change will be a Business Day of the Holder’s choosing that is no more than 20 Business Days after the later of (x) the date the Company delivers to the Holder the related Fundamental Change Notice pursuant to Section 6(C) and (y) the effective date of such Fundamental Change.

(C)        Fundamental Change Notice. No later than the 10th Business Day before the occurrence of any Fundamental Change, the Company will send to the Holder a written notice (the “Fundamental Change Notice”) thereof (provided, however, in no event shall such notice be required prior to the actual public announcement of such Fundamental Change), stating the expected date such Fundamental Change will occur. No later than the fifth Business Day after the date of delivery of the Fundamental Change Notice, the Holder shall notify the Company in writing whether it will require the Company to repurchase this Note and specify the Fundamental Change Repurchase Date.

(D)        Effect of Repurchase. If this Note (or any portion of this Note) is to be repurchased upon a Repurchase Upon Fundamental Change, then, from and after the date the related Fundamental Change Repurchase Price and the Retirement Fee are paid in full, the Principal Amount of this Note (or such portion) will cease to be outstanding and all interest will cease to accrue on this Note (or such portion).

Section 7.	Conversion.

(A)         Right to Convert.

(i)        Generally.  Subject to the provisions of this Section 7, the Holder may, at its option, convert all or any portion of the Principal Amount of this Note, including any portion constituting the underlying Principal Amount of a Partial Redemption Payment, into Conversion Consideration.

(ii)      Conversions in Part.  Subject to the terms of this Section 7, this Note may be converted in part, but only in an Authorized Denomination.  Provisions of this Section 7 applying to the conversion of this Note in whole will equally apply to conversions of any permitted portion of this Note.

(B)         When this Note May Be Converted.

(i)          Generally.  The Holder may convert this Note immediately at any time until the Close of Business on the second Scheduled Trading Day (or, if earlier, the standard settlement period for the primary Eligible Exchange (measured in terms of trading volume for its Common Stock) on which the Common Stock is traded) immediately before the Maturity Date.  For the avoidance of doubt, the Holder’s right to convert this Note shall not be impacted by a prior notice or election to defer any Partial Redemption Payment delivered by the Holder pursuant to Section 4(A).

(ii)        Limitations and Closed Periods.  Notwithstanding anything to the contrary in this Section 7, if this Note (or any portion of this Note) is to be repurchased upon a Repurchase Upon Fundamental Change, then in no event may this Note (or such portion) be converted after the Close of Business on the Scheduled Trading Day immediately before the related Fundamental Change Repurchase Date; provided, that the limitations contained in this Section 7(B)(ii) shall no longer apply to this Note (or such applicable portion) if the applicable Fundamental Change Repurchase Price is not delivered on the Fundamental Change Repurchase Date in accordance with Section 6.

(C)         Conversion Procedures.

(i)         Generally.  To convert this Note, the Holder must complete, sign and deliver to the Company the conversion notice attached to this Note on Exhibit A or portable document format (.pdf) version of such conversion notice (at which time such conversion will become irrevocable) (a “Holder Conversion Notice”); provided that each such Holder Conversion Notice shall be complete.  For the avoidance of doubt, the Holder Conversion Notice may be delivered by e-mail in accordance with Section 13. If the Company fails to deliver, by the related Conversion Settlement Date, any shares of Common Stock forming part of the Conversion Consideration of the conversion of this Note, the Holder, by notice to the Company, may rescind all or any portion of the corresponding Holder Conversion Notice at any time until such Undelivered Shares are delivered.

(ii)         Holder of Record of Conversion Shares.  The person in whose name any shares of Common Stock is issuable upon conversion of this Note will be deemed to become the holder of record of such shares as of the Close of Business on the Conversion Date for such conversion, conferring, as of such time, upon such person, without limitation, all voting and other rights appurtenant to such shares.

(iii)       Taxes and Duties.  If the Holder converts a Note, the Company will pay any documentary, stamp or similar issue or transfer tax or duty due on the issue of any shares of Common Stock upon such conversion; provided, however, that if any tax or duty is due because such Holder requested such shares to be registered in a name other than such Holder’s name, then such Holder will pay such tax or duty and, until having received a sum sufficient to pay such tax or duty, the Company may refuse to deliver any such shares to be issued in a name other than that of such Holder.

(D)         Right of Company to Convert the Note.

(i)         Generally. If the Forced Conversion Trigger occurs, then, subject to Section 7(J), the Company may provide written notice to the Holder in substantially the form attached hereto as Exhibit B (a “Company Conversion Notice”) electing to convert all (but, for the avoidance of doubt, not less than all) of the Principal Amount into Conversion Consideration (a “Forced Conversion”) and certifying that the Equity Conditions are satisfied on the date the Company Conversion Notice was delivered to the Holder; provided that (x) no Forced Conversion will be effected unless (i) the Equity Conditions are satisfied on each VWAP Trading Day from the date of the Company Conversion Notice until the corresponding Conversion Consideration is delivered and (ii) the Last Reported Sale Price exceeded 175% of the Conversion Price on at least twenty (20) VWAP Trading Days in the 30 consecutive Trading Day period (including on the last Trading Day of such period) ending on and including the date the Company Conversion Notice was delivered to the Holder, and (y) if the Company receives a Holder Conversion Notice prior to the date the Company delivers the Company Conversion Notice and any Conversion Shares due thereunder remain undelivered by the Company, the Forced Conversion may not occur until after such Conversion Shares are delivered to the Holder.  The Principal Amount subject to Forced Conversion shall be subject to reduction by any Principal Amount for which the Holder has submitted a Holder Conversion Notice between the time that the Company provided its notice of Company Conversion Notice to the Holder and the completion of such Forced Conversion.

(ii)         Effect of Forced Conversion. A Forced Conversion will have the same effect as a conversion of the applicable outstanding Principal Amount of a Note effected at a Holder’s election pursuant to Section 7(A) with a Conversion Date occurring on the Business Day upon which the Company Conversion Notice is delivered to the Holder (provided, for the avoidance of doubt, that the conditions set forth in Section 7(D)(i) are satisfied on such date) and a Conversion Settlement Date occurring on the Business Day referred to in Section 7(E)(iii).

(E)         Settlement upon Conversion.

(i)        Generally.  The consideration (the “Conversion Consideration”) due in respect of each $1,000 Principal Amount of this Note, including any portion constituting the underlying Principal Amount of a Partial Redemption Payment required to be paid by the Company on the next Partial Redemption Date or any outstanding Deferred Partial Redemption Payment, to be converted will consist of the following:

(1)         subject to Section 7(E)(ii), a number of shares of Common Stock equal to the Conversion Rate in effect on the Conversion Date for such conversion; and

(2)       cash in an amount equal to the aggregate accrued and unpaid default interest, if any, on this Note to, but excluding, the Conversion Settlement Date for such conversion.

(ii)        Fractional Shares.  The total number of shares of Common Stock due in respect of any conversion of this Note pursuant to this Section 7, including any portion constituting a Partial Redemption Payment required to be paid by the Company on the next Partial Redemption Date or any outstanding Deferred Partial Redemption Payment, will be determined on the basis of the total Principal Amount of this Note to be converted with the same Conversion Date; provided, however, that if such number of shares of Common Stock is not a whole number, then such number will be rounded up to the nearest whole number.

(iii)        Delivery of the Conversion Consideration.  Except as otherwise provided in Section 7(G)(i)(5) and provided that (except in the case of a Forced Conversion) the Holder has delivered a Holder Conversion Notice, the Company will pay or deliver, as applicable, the Conversion Consideration due upon the conversion of this Note, including any portion constituting a Partial Redemption Payment required to be paid by the Company on the next Partial Redemption Date or any outstanding Deferred Partial Redemption Payment, to the Holder on or before the second Business Day (or, if earlier, the standard settlement period for the primary Eligible Exchange (measured in terms of trading volume for its Common Stock) on which the Common Stock is traded) immediately after the Conversion Date for such conversion (the “Conversion Settlement Date”).

(iv)        Company Failure to Timely Deliver Stock Payments. If (x) the Company shall fail for any reason or for no reason on or prior to the applicable Conversion Settlement Date to deliver shares of Common Stock in accordance with Section 7(C) (following delivery by the Holder to the Company of a Holder Conversion Notice) or Section 7(D) (following receipt by the Company from the Holder of the DTC participant number and DTC participant name to which the shares shall be issued in connection with such conversion) (such shares to which Holder is entitled referred to as the “Undelivered Shares”); and (y) the Holder (whether directly or indirectly, including by any broker acting on the Holder’s behalf or acting with respect to such Undelivered Shares) purchases any shares of Common Stock (whether in the open market or otherwise) to cover any such Undelivered Shares (whether to satisfy any settlement obligations with respect thereto of the Holder or otherwise), then, without limiting the Holder’s right to pursue any other remedy available to it (whether hereunder, under applicable law or otherwise), the Holder will have the right, exercisable by notice to the Company, to cause the Company to either:

(1)       pay, on or before the second (2nd) Business Day after the date such notice is delivered, cash to the Holder in an amount equal to the aggregate purchase price (including any brokerage commissions and other out-of-pocket costs) incurred to purchase such shares (such aggregate purchase price, the “Covering Price”); or

(2)       promptly deliver, to the Holder, such Undelivered Shares in accordance with this Note, together with cash in an amount equal to the excess, if any, of the Covering Price over the product of (x) the number of such Undelivered Shares; and (y) the Daily VWAP per share of Common Stock on the applicable Conversion Date relating to such conversion.

To exercise such right, the Holder must deliver notice of such exercise to the Company, specifying whether the Holder has elected clause (1) or (2) above to apply.  If the Holder has elected clause (1) to apply, then the Company’s obligation to deliver the Undelivered Shares in accordance with this Note will be deemed to have been satisfied and discharged to the extent the Company has paid the Covering Price in accordance with clause (1). Nothing herein shall limit the Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver shares of Common Stock as required pursuant to the terms hereof.  In addition to the foregoing, if the Company fails for any reason to deliver  Common Stock to the Holder by the applicable Conversion Settlement Date, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each one thousand dollars ($1,000) of Undelivered Shares (based on the Daily VWAP on the applicable Conversion Settlement Date), $10 per Trading Day (increasing to $20 per Trading Day on the fifth Trading Day after such liquidated damages begin to accrue) for each Trading Day after the Conversion Settlement Date until the cash amount set forth in Section 7(E)(iv)(1) is paid to the Holder or the shares of Common Stock are delivered to the Holder pursuant to Section 7(E)(iv)(2).

(v)         Effect of Conversion.  If this Note is converted in full, then, from and after the date the Conversion Consideration therefor is issued or delivered in settlement of such conversion and the Retirement Fee is paid in Full, the Principal Amount of this Note will cease to be outstanding and all interest will cease to accrue on this Note.

(F)         Common Stock Issued upon Conversion.

(i)         Status of Conversion Shares; Listing.  Each share of Common Stock delivered pursuant to this Note will be a newly issued or treasury share and will be duly and validly issued, fully paid, non-assessable, free from preemptive rights and free of any Lien or adverse claim (except to the extent of any Lien or adverse claim created by the action or inaction of the Holder or the Person to whom such share will be delivered). If the  Common Stock is then listed on any securities exchange, or quoted on any inter-dealer quotation system, then the Company will cause each share of Common Stock issued pursuant to this Note, when delivered, to be admitted for listing on such exchange or quotation on such system.

(ii)       Transferability of Conversion Shares.  Any shares of Common Stock issued pursuant to this Note will be issued in the form of book-entries at the facilities of DTC, identified therein by an “unrestricted” CUSIP number.

(G)         Adjustments to the Conversion Rate.

(i)          Events Requiring an Adjustment to the Conversion Rate.  The Conversion Rate will be adjusted from time to time as follows:

(1)      Stock Dividends, Splits and Combinations.  If the Company issues solely shares of Common Stock as a dividend or distribution on all or substantially all shares of the Common Stock, or if the Company effects a stock split or a stock combination of the Common Stock (in each case excluding an issuance solely pursuant to a Common Stock Change Event, as to which Section 7(I) will apply), then the Conversion Rate will be adjusted based on the following formula:

where:

CR0	=	the Conversion Rate in effect immediately before the Open of Business on the Ex-Dividend Date for such dividend or distribution, or immediately before the Open of Business on the effective date of such stock split or stock combination, as applicable;

CR1	=	the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date or the Open of Business on such effective date, as applicable;

OS0	=	the number of shares of Common Stock outstanding immediately before the Open of Business on such Ex-Dividend Date or effective date, as applicable, without giving effect to such dividend, distribution, stock split or stock combination; and

OS1	=	the number of shares of Common Stock outstanding immediately after giving effect to such dividend, distribution, stock split or stock combination.

If any dividend, distribution, stock split or stock combination of the type described in this Section 7(G)(i)(1) is declared or announced, but not so paid or made, then the Conversion Rate will be readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution or to effect such stock split or stock combination, to the Conversion Rate that would then be in effect had such dividend, distribution, stock split or stock combination not been declared or announced.

(2)      Rights, Options and Warrants.  If the Company distributes, to all or substantially all holders of Common Stock, rights, options or warrants (other than rights issued or otherwise distributed pursuant to a stockholder rights plan, as to which the provisions set forth in Section 7(G)(v) will apply) entitling such holders, for a period of not more than 60 calendar days after the record date of such distribution, to subscribe for or purchase shares of Common Stock at a price per share that is less than the average of the Last Reported Sale Prices per share of Common Stock for the 10 consecutive Trading Days ending on, and including, the Trading Day immediately before the date such distribution is announced, then the Conversion Rate will be increased based on the following formula:

where:

CR0	=	the Conversion Rate in effect immediately before the Open of Business on the Ex-Dividend Date for such distribution;

CR1	=	the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date;

OS	=	the number of shares of Common Stock outstanding immediately before the Open of Business on such Ex-Dividend Date;

X	=	the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and

Y	=	a number of shares of Common Stock obtained by dividing (x) the aggregate price payable to exercise such rights, options or warrants by (y) the average of the Last Reported Sale Prices per share of Common Stock for the 10 consecutive Trading Days ending on, and including, the Trading Day immediately before the date such distribution is announced.

To the extent that shares of Common Stock are not delivered after the expiration of such rights, options or warrants (including as a result of such rights, options or warrants not being exercised), the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the increase to the Conversion Rate for such distribution been made on the basis of delivery of only the number of shares of Common Stock actually delivered upon exercise of such rights, option or warrants.  To the extent such rights, options or warrants are not so distributed, the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the Ex-Dividend Date for the distribution of such rights, options or warrants not occurred.

For purposes of this Section 7(G)(i)(2), in determining whether any rights, options or warrants entitle holders of  Common Stock to subscribe for or purchase shares of Common Stock at a price per share that is less than the average of the Last Reported Sale Prices per share of Common Stock for the 10 consecutive Trading Days ending on, and including, the Trading Day immediately before the date the distribution of such rights, options or warrants is announced, and in determining the aggregate price payable to exercise such rights, options or warrants, there will be taken into account any consideration the Company receives for such rights, options or warrants and any amount payable on exercise thereof, with the value of such consideration, if not cash, to be determined by the Board of Directors in good faith.

(3)         Spin-Offs and Other Distributed Property.

(a)      Distributions Other than Spin-Offs.  If the Company distributes shares of its Capital Stock, evidences of its indebtedness or other assets or property of the Company, or rights, options or warrants to acquire Capital Stock of the Company or other securities, to all or substantially all holders of the  Common Stock, excluding:

(u)          dividends, distributions, rights, options or warrants for which an adjustment to the Conversion Rate is required pursuant to Section 7(G)(i)(1) or Section 7(G)(i)(2);

(v)          dividends or distributions paid exclusively in cash for which an adjustment to the Conversion Rate is required pursuant to Section 7(G)(i)(4);

(w)          rights issued or otherwise distributed pursuant to a stockholder rights plan, except to the extent provided in Section 7(G)(v);

(x)          Spin-Offs for which an adjustment to the Conversion Rate is required pursuant to Section 7(G)(i)(3)(b);

(y)          a distribution solely pursuant to a tender offer or exchange offer for shares of Common Stock, as to which Section 7(G)(i)(5) will apply; and

(z)          a distribution solely pursuant to a Common Stock Change Event, as to which Section 7(I) will apply,

then the Conversion Rate will be increased based on the following formula:

where:

CR0	=	the Conversion Rate in effect immediately before the Open of Business on the Ex-Dividend Date for such distribution;

CR1	=	the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date;

SP	=	the average of the Last Reported Sale Prices per share of Common Stock for the 10 consecutive Trading Days ending on, and including, the Trading Day immediately before such Ex-Dividend Date; and

FMV	=	the fair market value (as determined by the Board of Directors in good faith), as of such Ex-Dividend Date, of the shares of Capital Stock, evidences of indebtedness, assets, property, rights, options or warrants distributed per share of Common Stock pursuant to such distribution;

provided, however, that if FMV is equal to or greater than SP, then, in lieu of the foregoing adjustment to the Conversion Rate, the Holder will receive, for each $1,000 Principal Amount of this Note held by this Holder on the record date for such distribution, at the same time and on the same terms as holders of  Common Stock, the amount and kind of shares of Capital Stock, evidences of indebtedness, assets, property, rights, options or warrants that such Holder would have received if such Holder had owned, on such record date, a number of shares of Common Stock equal to the Conversion Rate in effect on such record date.

To the extent such distribution is not so paid or made, the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the adjustment been made on the basis of only the distribution, if any, actually made or paid.

(b)          Spin-Offs.  If the Company distributes or dividends shares of Capital Stock of any class or series, or similar equity interest, of or relating to an Affiliate, a Subsidiary or other business unit of the Company to all or substantially all holders of the  Common Stock (other than solely pursuant to (x) a Common Stock Change Event, as to which Section 7(I) will apply; or (y) a tender offer or exchange offer for shares of Common Stock, as to which Section 7(G)(i)(5) will apply), and such Capital Stock or equity interest is listed or quoted (or will be listed or quoted upon the consummation of the transaction) on a U.S. national securities exchange (a “Spin-Off”), then the Conversion Rate will be increased based on the following formula:

where:

CR0	=	the Conversion Rate in effect immediately before the Open of Business on the Ex-Dividend Date for such Spin-Off;

CR1	=	the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date;

FMV	=	the product of (x) the average of the Last Reported Sale Prices per share or unit of the Capital Stock or equity interests distributed in such Spin-Off over the 10 consecutive Trading Day period (the “Spin-Off Valuation Period”) beginning on, and including, such Ex-Dividend Date for such Spin-Off (such average to be determined as if references to Common Stock in the definitions of Last Reported Sale Price, Trading Day and Market Disruption Event were instead references to such Capital Stock or equity interests); and (y) the number of shares or units of such Capital Stock or equity interests distributed per share of Common Stock in such Spin-Off; and

SP	=	the average of the Last Reported Sale Prices per share of Common Stock for each Trading Day in the Spin-Off Valuation Period.

The adjustment to the Conversion Rate pursuant to this Section 7(G)(i)(3)(b) will be calculated as of the Close of Business on the last Trading Day of the Spin-Off Valuation Period but will be given effect immediately after the Open of Business on the Ex-Dividend Date for the Spin-Off, with retroactive effect.  If a Note is converted and the Conversion Date occurs during the Spin-Off Valuation Period, then, notwithstanding anything to the contrary in this Note, the Company will, if necessary, delay the settlement of such conversion until the second Business Day (or, if earlier, the standard settlement period for the primary Eligible Exchange (measured in terms of trading volume for its Common Stock) on which the Common Stock is traded) after the last day of the Spin-Off Valuation Period.

To the extent any dividend or distribution of the type set forth in this Section 7(G)(i)(3)(b) is declared but not made or paid, the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the adjustment been made on the basis of only the dividend or distribution, if any, actually made or paid.

(4)        Cash Dividends or Distributions.  If any cash dividend or distribution is made to all or substantially all holders of  Common Stock, then the Conversion Rate will be increased based on the following formula:

where:

CR0	=	the Conversion Rate in effect immediately before the Open of Business on the Ex-Dividend Date for such dividend or distribution;

CR1	=	the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date;

SP	=	the Last Reported Sale Price per share of Common Stock on the Trading Day immediately before such Ex-Dividend Date; and

D	=	the cash amount distributed per share of Common Stock in such dividend or distribution;

provided, however, that if D is equal to or greater than SP, then, in lieu of the foregoing adjustment to the Conversion Rate, the Holder will receive, for each $1,000 Principal Amount of this Note held by the Holder on the record date for such dividend or distribution, at the same time and on the same terms as holders of  Common Stock, the amount of cash that such Holder would have received if such Holder had owned, on such record date, a number of shares of Common Stock equal to the Conversion Rate in effect on such record date.

To the extent such dividend or distribution is declared but not made or paid, the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the adjustment been made on the basis of only the dividend or distribution, if any, actually made or paid.

(5)        Tender Offers or Exchange Offers.  If the Company or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for shares of Common Stock (other than solely pursuant to an odd-lot tender offer pursuant to Rule 13e-4(h)(5) under the Exchange Act), and the value (determined as of the Expiration Time by the Board of Directors in good faith) of the cash and other consideration paid per share of Common Stock in such tender or exchange offer exceeds the Last Reported Sale Price per share of Common Stock on the Trading Day immediately after the last date (the “Expiration Date”) on which tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended), then the Conversion Rate will be increased based on the following formula:

where:

CR0	=	the Conversion Rate in effect immediately before the time (the “Expiration Time”) such tender or exchange offer expires;

CR1	=	the Conversion Rate in effect immediately after the Expiration Time;

AC	=	the aggregate value (determined as of the Expiration Time by the Board of Directors in good faith) of all cash and other consideration paid for shares of Common Stock purchased or exchanged in such tender or exchange offer;

OS0	=	the number of shares of Common Stock outstanding immediately before the Expiration Time (including all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer);

OS1	=	the number of shares of Common Stock outstanding immediately after the Expiration Time (excluding all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer); and

SP	=	the average of the Last Reported Sale Prices per share of Common Stock over the 10 consecutive Trading Day period (the “Tender/Exchange Offer Valuation Period”) beginning on, and including, the Trading Day immediately after the Expiration Date;

provided, however, that the Conversion Rate will in no event be adjusted down pursuant to this Section 7(G)(i)(5), except to the extent provided in the immediately following paragraph.  The adjustment to the Conversion Rate pursuant to this Section 7(G)(i)(5) will be calculated as of the Close of Business on the last Trading Day of the Tender/Exchange Offer Valuation Period but will be given effect immediately after the Expiration Time, with retroactive effect.  If a Note is converted and the Conversion Date occurs on the Expiration Date or during the Tender/Exchange Offer Valuation Period, then, notwithstanding anything to the contrary in this Note, the Company will, if necessary, delay the settlement of such conversion until the second Business Day (or, if earlier, the standard settlement period for the primary Eligible Exchange (measured in terms of trading volume for its Common Stock) on which the Common Stock is traded) after the last day of the Tender/Exchange Offer Valuation Period.

To the extent such tender or exchange offer is announced but not consummated (including as a result of the Company being precluded from consummating such tender or exchange offer under applicable law), or any purchases or exchanges of shares of  Common Stock in such tender or exchange offer are rescinded, the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the adjustment been made on the basis of only the purchases or exchanges of shares of Common Stock, if any, actually made, and not rescinded, in such tender or exchange offer.

(ii)          No Adjustments in Certain Cases.

(1)         Where the Holder Participates in the Transaction or Event Without Conversion.  Notwithstanding anything to the contrary in Section 7(G)(i), the Company will not be obligated to adjust the Conversion Rate on account of a transaction or other event otherwise requiring an adjustment pursuant to Section 7(G)(i) (other than a stock split or combination of the type set forth in Section 7(G)(i)(1) or a tender or exchange offer of the type set forth in Section 7(G)(i)(5)) if the Holder participates, at the same time and on the same terms as holders of  Common Stock, and solely by virtue of being the Holder of this Note, in such transaction or event without having to convert this Note and as if the Holder held a number of shares of Common Stock equal to the product of (i) the Conversion Rate in effect on the related record date; and (ii) the aggregate Principal Amount (expressed in thousands) of this Note held by this Holder on such date.

(2)         Certain Events.  The Company will not be required to adjust the Conversion Rate except as provided in Section 7(G) and Section 7(I).  Without limiting the foregoing, the Company will not be obligated to adjust the Conversion Rate on account of:

(a)          except as otherwise provided in Section 7(G), the sale of shares of Common Stock for a purchase price that is less than the market price per share of  Common Stock or less than the Conversion Price;

(b)          the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Common Stock under any such plan;

(c)          the issuance of any shares of Common Stock, restricted stock or options or rights to purchase shares of Common Stock pursuant to any present or future employee, director or consultant benefit or incentive plan or program of, or assumed by, the Company or any of its Subsidiaries;

(d)          the issuance of any shares of Common Stock pursuant to any option, warrant, right or convertible or exchangeable security of the Company outstanding as of the Issue Date (other than an adjustment pursuant to Section 7(G)(i)(3)(a) in connection with the separation of rights under the Company’s stockholder rights plan existing, if any, as of the Issue Date);

(e)          repurchases of shares of Common Stock, including structured or derivative transactions, that are not pursuant to a tender offer as contemplated by Section 7(G)(i)(5);

(f)          solely a change in the par value (or lack of par value) of the Common Stock; or

(g)          accrued and unpaid interest on this Note.

(iii)        Adjustments Not Yet Effective.  Notwithstanding anything to the contrary in this Note, if:

(1)          this Note is to be converted;

(2)         the record date, effective date or Expiration Time for any event that requires an adjustment to the Conversion Rate pursuant to Section 7(G)(i) has occurred on or before the Conversion Date for such conversion, but an adjustment to the Conversion Rate for such event has not yet become effective as of such Conversion Date; and

(3)         the Conversion Consideration due upon such conversion includes any whole shares of Common Stock, which shares are not entitled to participate in such event (because they were not held on the related record date or otherwise);

then, solely for purposes of such conversion, the Company will, without duplication, give effect to such adjustment on such Conversion Date.  In such case, if the date on which the Company is otherwise required to deliver the consideration due upon such conversion is before the first date on which the amount of such adjustment can be determined, then the Company will delay the settlement of such conversion until the second Business Day (or, if earlier, the standard settlement period for the primary Eligible Exchange (measured in terms of trading volume for its Common Stock) on which the Common Stock is traded) after such first date.

(iv)       Conversion Rate Adjustments where the Converting Holder Participates in the Relevant Transaction or Event.  Notwithstanding anything to the contrary in this Note, if:

(1)       a Conversion Rate adjustment for any dividend or distribution becomes effective on any Ex-Dividend Date pursuant to Section 7(G)(i);

(2)         a Note is to be converted;

(3)         the Conversion Date for such conversion occurs on or after such Ex-Dividend Date and on or before the related record date;

(4)       the Conversion Consideration due upon such conversion includes any whole shares of Common Stock based on a Conversion Rate that is adjusted for such dividend or distribution; and

(5)         such shares would be entitled to participate in such dividend or distribution (including pursuant to Section 7(C)(ii)),

then (x) such Conversion Rate adjustment will not be given effect for such conversion; (y) the shares of Common Stock issuable upon such conversion based on such unadjusted Conversion Rate will not be entitled to participate in such dividend or distribution; and (z) there will be added, to the Conversion Consideration otherwise due upon such conversion, the same kind and amount of consideration that would have been delivered in such dividend or distribution with respect to such shares of Common Stock had such shares been entitled to participate in such dividend or distribution.

(v)         Stockholder Rights Plans.  If any shares of Common Stock are to be issued upon conversion of any Note and, at the time of such conversion, the Company has in effect any stockholder rights plan, then the Holder of such Note will be entitled to receive, in addition to, and concurrently with the delivery of, the Conversion Consideration otherwise payable under this Note upon such conversion, the rights set forth in such stockholder rights plan, unless such rights have separated from the  Common Stock at such time, in which case, and only in such case, the Conversion Rate will be adjusted pursuant to Section 7(G)(i)(3)(a) on account of such separation as if, at the time of such separation, the Company had made a distribution of the type referred to in such Section to all holders of the  Common Stock, subject to readjustment in accordance with such Section if such rights expire, terminate or are redeemed.

(vi)      Limitation on Effecting Transactions Resulting in Certain Adjustments.  The Company will not engage in or be a party to any transaction or event that would require the Conversion Rate to be adjusted pursuant to Section 7(G)(i) or Section 7(I) to an amount that would result in the Conversion Price per share of Common Stock being less than the par value per share of  Common Stock.

(vii)       Equitable Adjustments to Prices.  Whenever any provision of this Note requires the Company to calculate the average of the Last Reported Sale Prices, or any function thereof, over a period of multiple days (including to calculate an adjustment to the Conversion Rate), the Company will make proportionate adjustments, if any, to such calculations to account for any adjustment to the Conversion Rate pursuant to Section 7(G)(i) that becomes effective, or any event requiring such an adjustment to the Conversion Rate where the Ex-Dividend Date or effective date, as applicable, of such event occurs, at any time during such period.

(viii)    Calculation of Number of Outstanding Shares of Common Stock.  For purposes of this Section 7(G), the number of shares of Common Stock outstanding at any time will (i) include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock; and (ii) exclude shares of Common Stock held in the Company’s treasury (unless the Company pays any dividend or makes any distribution on shares of Common Stock held in its treasury).

(ix)        Calculations.  All calculations with respect to the Conversion Rate and adjustments thereto will be made to the nearest 1/10,000th of a share of Common Stock (with 5/100,000ths rounded upward).

(x)       Notice of Conversion Rate Adjustments.  Upon the effectiveness of any adjustment to the Conversion Rate pursuant to Section 7(G)(i), the Company will promptly send notice to the Holder containing (i) a brief description of the transaction or other event on account of which such adjustment was made; (ii) the Conversion Rate in effect immediately after such adjustment; and (iii) the effective time of such adjustment.

(H)        Voluntary Adjustments.

(i)         Generally.  To the extent permitted by law and applicable stock exchange rules, the Company, from time to time, may (but is not required to) increase the Conversion Rate on any portion of this Note for any period of time by any amount if (i) the Board of Directors determines in good faith that such increase is either (x) in the best interest of the Company; or (y) advisable to avoid or diminish any income tax imposed on holders of  Common Stock or rights to purchase Common Stock as a result of any dividend or distribution of shares (or rights to acquire shares) of Common Stock or any similar event and (ii) such increase is irrevocable for the period of time specified by the Board of Directors. The Company and the Holder agree that any such voluntary adjustment to the Conversion Rate and any conversion of any portion of the Note based upon any such voluntary adjustment shall not constitute material non-public information with respect to the Company.

(ii)        Notice of Voluntary Increases.  If the Board of Directors determines to increase the Conversion Rate pursuant to Section 7(H)(i), then, no later than the first Business Day following such determination, the Company will send notice to the Holder of such increase, the amount thereof and the period during which such increase will be in effect.

(I)          Effect of Certain Recapitalizations, Reclassifications, Consolidations, Mergers and Sales.

(i)          Generally.  If there occurs any:

(1)        recapitalization, reclassification or change of the  Common Stock (other than (x) changes solely resulting from a subdivision or combination of the  Common Stock, (y) a change only in par value or from par value to no par value or no par value to par value and (z) stock splits and stock combinations that do not involve the issuance of any other series or class of securities);

(2)         consolidation, merger, combination or binding or statutory share exchange involving the Company;

(3)         sale, lease or other transfer of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person; or

(4)         other similar event,

and, in each case, as a result of such occurrence, the  Common Stock is converted into, or is exchanged for, or represents solely the right to receive, other securities or other property (including cash or any combination of the foregoing) (such an event, a “Common Stock Change Event,” and such other securities or other property, the “Reference Property,” and the amount and kind of Reference Property that a holder of one share of Common Stock would be entitled to receive on account of such Common Stock Change Event (without giving effect to any arrangement not to issue fractional shares of securities or other property), a “Reference Property Unit”), then, notwithstanding anything to the contrary in this Note, at the effective time of such Common Stock Change Event, (x) the Conversion Consideration due upon conversion of any Note will be determined in the same manner as if each reference to any number of shares of Common Stock in this Section 7 (or in any related definitions) were instead a reference to the same number of Reference Property Units; (y) for purposes of Section 7(A), each reference to any number of shares of Common Stock in such Section (or in any related definitions) will instead be deemed to be a reference to the same number of Reference Property Units; and (z) for purposes of the definition of “Fundamental Change,” the term “ Common Stock” and “common equity” will be deemed to mean the common equity (including depositary receipts representing common equity), if any, forming part of such Reference Property.  For these purposes, (I) the Daily VWAP of any Reference Property Unit or portion thereof that consists of a class of common equity securities will be determined by reference to the definition of “Daily VWAP,” substituting, if applicable, the Bloomberg page for such class of securities in such definition; and (II) the Daily VWAP of any Reference Property Unit or portion thereof that does not consist of a class of common equity securities, and the Last Reported Sale Price of any Reference Property Unit or portion thereof that does not consist of a class of securities, will be the fair value of such Reference Property Unit or portion thereof, as applicable, determined in good faith by the Company (or, in the case of cash denominated in U.S. dollars, the face amount thereof).

If the Reference Property consists of more than a single type of consideration to be determined based in part upon any form of stockholder election, then the composition of the Reference Property Unit will be deemed to be the weighted average of the types and amounts of consideration actually received, per share of Common Stock, by the holders of  Common Stock.  The Company will notify the Holder of such weighted average as soon as practicable after such determination is made.

At or before the effective date of such Common Stock Change Event, the Company and the resulting, surviving or transferee Person (if not the Company) of such Common Stock Change Event (the “Successor Person”) will execute and deliver such instruments or agreements that (x) provides for subsequent conversions of this Note in the manner set forth in this Section 7(I); (y) provides for subsequent adjustments to the Conversion Rate pursuant to Section 7(G) and Section 7(H) in a manner consistent with this Section 7(I); and (z) contains such other provisions as the Company reasonably determines are appropriate to preserve the economic interests of the Holder and to give effect to the provisions of this Section 7(I).  If the Reference Property includes shares of stock or other securities or assets of a Person other than the Successor Person, then such other Person will also execute such instruments or agreements and such instruments or agreements will contain such additional provisions the Company reasonably determines are appropriate to preserve the economic interests of the Holder.

(ii)       Notice of Common Stock Change Events.  As soon as practicable after learning the anticipated or actual effective date of any Common Stock Change Event, the Company will provide written notice to the Holder of such Common Stock Change Event, including a brief description of such Common Stock Change Event, its anticipated effective date and a brief description of the anticipated change in the conversion right of this Note.

(iii)        Compliance Covenant.  The Company will not become a party to any Common Stock Change Event unless its terms are consistent with this Section 7(I).

(J)          Limitations on Conversions.  Notwithstanding anything to the contrary contained herein, the Company shall not effect the conversion of any portion of this Note, or otherwise issue shares pursuant to this Note, and the Holder shall not have the right to convert any portion of this Note, pursuant to the terms and conditions of this Note and any such conversion or issuance shall be null and void and treated as if never made, to the extent that after giving effect to such conversion or issuance, the Holder together with the other Attribution Parties collectively would beneficially own in the aggregate in excess of 4.99% (the “Maximum Percentage”) of the number of shares of Common Stock outstanding immediately after giving effect to such conversion or issuance.  For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by the Holder and the other Attribution Parties shall include the number of shares of Common Stock held by the Holder and all other Attribution Parties plus the number of shares of Common Stock issuable upon conversion of, or otherwise pursuant to, this Note with respect to which the determination of such sentence is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (A) conversion of the remaining, unconverted portion of this Note beneficially owned by the Holder or any of the other Attribution Parties and (B) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company (including, without limitation, any convertible notes or convertible preferred stock or warrants) beneficially owned by the Holder or any other Attribution Party subject to a limitation on conversion or exercise analogous to the limitation contained in this Section 7(J).  For purposes of this Section 7(J), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act.  For purposes of this Note, in determining the number of outstanding shares of Common Stock the Holder may acquire in connection with this Note without exceeding the Maximum Percentage, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company's most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other public filing with the Commission, as the case may be, (y) a more recent public announcement by the Company or (z) any other written notice by the Company or the Transfer Agent (as defined in the Securities Purchase Agreement) setting forth the number of shares of Common Stock outstanding (the “Reported Outstanding Share Number”).  If the Company receives a notice from the Holder related to the conversion of this Note or any issuance of shares of Common Stock in connection with this Note at a time when the actual number of outstanding shares of Common Stock is less than the Reported Outstanding Share Number, the Company shall promptly notify the Holder in writing of the number of shares of Common Stock then outstanding and, to the extent that such conversion or issuance of shares of Common Stock would otherwise cause the Holder’s beneficial ownership, as determined pursuant to this Section 7(J), to exceed the Maximum Percentage, the Holder must notify the Company of a reduced number of shares of Common Stock to be issued pursuant to such notice.  For any reason at any time, upon the written or oral request of the Holder, the Company shall within one Trading Day confirm in writing or by electronic mail to the Holder the number of shares of Common Stock then outstanding.  In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Note, by the Holder and any other Attribution Party since the date as of which the Reported Outstanding Share Number was reported.  In the event that the issuance of shares of Common Stock to the Holder upon conversion of, or otherwise pursuant to, this Note results in the Holder and the other Attribution Parties being deemed to beneficially own, in the aggregate, more than the Maximum Percentage of the number of outstanding shares of Common Stock (as determined under Section 13(d) of the Exchange Act), the number of shares so issued by which the Holder's and the other Attribution Parties’ aggregate beneficial ownership exceeds the Maximum Percentage (the “Excess Shares”) shall be deemed null and void and shall be cancelled ab initio, and the Holder shall not have the power to vote or to transfer the Excess Shares; provided, however that, in the event of a Forced Conversion, if the aggregate number of shares of Common Stock that would otherwise be required to be issued to the Holder pursuant to Section 7(D) would cause the Holder to beneficially own shares of Common Stock in excess of the Maximum Percentage, such shares of Common Stock in excess of the Maximum Percentage shall be held in abeyance for the benefit of the Holder until such time or times as its right thereto would not result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, at which time or times the Holder shall be issued such shares (and any such shares declared or made on such initial issuance or on any subsequent issuance held similarly in abeyance) to the same extent as if there had been no such limitation; provided further that notwithstanding anything to the contrary stated herein, the obligation of the Company to issue such shares hereunder shall survive the repayment in full, repurchase in full or conversion in full of this Note until such time as such shares are delivered hereunder.  Upon delivery of a written notice to the Company, the Holder may from time to time increase or decrease the Maximum Percentage to any other percentage not in excess of 9.99% as specified in such notice; provided that (i) any such increase in the Maximum Percentage will not be effective until the 61st day after such notice is delivered to the Company and (ii) any such increase or decrease will apply only to the Holder and the other Attribution Parties and not to any Other Holder of Notes that is not an Attribution Party of the Holder.  For purposes of clarity, the shares of Common Stock issuable pursuant to the terms of this Note in excess of the Maximum Percentage shall not be deemed to be beneficially owned by the Holder for any purpose including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the Exchange Act.  No prior inability to convert this Note or receive shares pursuant to this Note pursuant to this paragraph shall have any effect on the applicability of the provisions of this paragraph with respect to any subsequent determination of convertibility.  The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 7(J) to the extent necessary to correct this paragraph or any portion of this paragraph which may be defective or inconsistent with the intended beneficial ownership limitation contained in this Section 7(J) or to make changes or supplements necessary or desirable to properly give effect to such limitation.  The limitation contained in this paragraph may not be waived and shall apply to a successor holder of this Note. The Holder hereby acknowledges and agrees that the Company shall be entitled to rely on the representations and other information set forth in any notice from the Holder related to the conversion of this Note or any issuance of shares of Common Stock in connection with this Note and shall not be required to independently verify whether any issuance of Common Stock pursuant to this Note would cause the Holder (together with the other Attribution Parties) to collectively beneficially own in excess of the Maximum Percentage of the number of shares of Common Stock outstanding after giving effect to such conversion or otherwise trigger the provisions of this Section 7(J).

8.	Affirmative and Negative Covenants.

(A)       Stay, Extension and Usury Laws. To the extent that it may lawfully do so, the Company (A) agrees that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law (wherever or whenever enacted or in force) that may affect the covenants or the performance of this Note; and (B) expressly waives all benefits or advantages of any such law and agrees that it will not, by resort to any such law, hinder, delay or impede the execution of any power granted to the Holder by this Note, but will suffer and permit the execution of every such power as though no such law has been enacted.

(B)         Corporate Existence. Subject to Section 9, the Company will cause to preserve and keep in full force and effect:

(i)          its corporate existence and the corporate existence of its Subsidiaries in accordance with the organizational documents of the Company or its Subsidiaries, as applicable; and

(ii)          the material rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries;

provided, however, that the Company need not preserve or keep in full force and effect any such rights (charter and statutory), license or franchise or existence of any of its Subsidiaries if the Board of Directors determines in good faith that (x) the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole; and (y) the loss thereof is not, individually or in the aggregate, materially adverse to the Holder, provided, further that any Subsidiary may merge into, amalgamate or consolidate with any Subsidiary (other than a Foreign Subsidiary) and any Subsidiary may liquidate or dissolve if all of its property passes to the Company or a Subsidiary (other than a Foreign Subsidiary).

(C)        Ranking. All payments due under this Note shall rank (i) pari passu with all Other Notes, (ii) effectively senior to all unsecured obligations of the Company to the extent of the value of the Collateral securing the Notes for so long as the Collateral so secures the Notes in accordance with the terms hereof and (iii) senior to any Subordinated Indebtedness.

(D)      Indebtedness; Amendments to Indebtedness. The Company shall not and shall not permit any Subsidiary to: (a) create, incur, assume, guarantee or be or remain liable with respect to any Indebtedness, other than Permitted Indebtedness; (b) prepay any Indebtedness (other than Permitted Indebtedness) except by the conversion of Indebtedness into equity securities (other than Disqualified Stock) and the payment of cash in lieu of fractional shares in connection with such conversion or (c) amend or modify any documents or notes evidencing any Indebtedness (other than Permitted Indebtedness (excluding Permitted Indebtedness under clauses (B) and (D) of the definition thereof), which may be amended or modified so long as following such amendment or modification such documents or notes continue to constitute Permitted Indebtedness) in any manner which shortens the maturity date or any amortization, redemption or interest payment date thereof or otherwise imposes materially more burdensome terms upon the Company or its Subsidiaries than exist in such Indebtedness prior to such amendment or modification without the prior written consent of Holder. The Company shall not and shall not permit any Subsidiary to incur any Indebtedness that would cause a breach or Default under the Notes or prohibit or restrict the performance of any of the Company’s or its Subsidiaries’ obligations under the Notes, including without limitation, the payment of interest and principal thereon.

(E)         Liens. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien of any kind on any asset now owned or hereafter acquired, except Permitted Liens.

(F)        Investments. The Company shall not directly or indirectly acquire or own, or make any Investment in or to any Person, or permit any of its Subsidiaries so to do, other than Permitted Investments; provided that the Company may not make any Investment (including a Permitted Investment) or permit any of its Subsidiaries to make any Investment (including a Permitted Investment) (i) if the Note has automatically accelerated pursuant to Section 10(B)(i), (ii) an Event of Default has occurred, unless the Company has delivered an Event of Default Notice to the Holder with respect to such Event of Default and the Holder has not declared this Note (or any portion thereof) to become due and payable  pursuant to Section 10(B)(ii) within two Business Days of the delivery of such Event of Default Notice, or (iii) if any event or circumstance has occurred and is continuing which, with the giving of notice or passage of time or both, could constitute an Event of Default with respect to Section 10(A)(iii), Section 10(A)(viii), Section 10(A)(ix), Section 10(A)(x) or Section 10(A)(xiii).

(G)       Distributions. The Company shall not, and shall not allow any Subsidiary to, (a) repurchase or redeem any class of stock or other Equity Interest of the Company or any of its Subsidiaries other than (i) pursuant to employee, director or consultant equity incentive, stock purchase or repurchase plans or awards granted thereunder or other similar agreements provided under plans approved by the Board of Directors; provided, however, in each case the repurchase or redemption price does not exceed the original consideration paid for such stock or Equity Interest, (ii) repurchases of Equity Interests deemed to occur upon the cashless or net exercise of stock options, warrants or other convertible or exchangeable securities and (iii) repurchases of Equity Interests deemed to occur upon the withholding of a portion of the Equity Interests granted or awarded to a current or former officer, director, employee or consultant to pay for the taxes payable by such person upon such grant or award (or upon vesting or exercise thereof), or (b) declare or pay any cash dividend or make a cash distribution on any class of stock or other Equity Interest of the Company or any of its Subsidiaries, except (i) that a Subsidiary of the Company may pay dividends or make distributions to the Company or a parent company that is a direct or indirect Wholly Owned Subsidiary of the Company and (ii) the Company may make payments of cash in lieu of the issuance of fractional shares, or (c) lend money to any employees, officers or directors (except as permitted under clause (F) of the definition of Permitted Investment), or guarantee the payment of any such loans granted by a third party in excess of $50,000 in the aggregate or (d) waive, release or forgive any Indebtedness owed by any employees, officers or directors in excess of $50,000 in the aggregate. If there are dividends or distributions made by the Company or any Subsidiary to any third party pursuant to this Section 8(G), within one (1) Business Day following the date on which the Company files an Annual Report on Form 10-K or Quarterly Report on Form 10-Q with the Commission, the Company will provide the Holder with a written notice setting forth the aggregate amount of such dividends or distributions made by the Company or any Subsidiary for the period covered by such Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as applicable. Notwithstanding anything herein to the contrary, the Company shall not, and shall not allow any Subsidiary to, take the actions described in clauses (a)(i), (c) and (d) of this Section 8(G) if (A) any Event of Default has occurred hereunder and has not been waived by the Required Holders or (B) any event or circumstance has occurred and is continuing which, with the giving of notice or passage of time or both, could constitute an Event of Default with respect to Section 10(A)(iii), Section 10(A)(v), Section 10(A)(viii), Section 10(A)(ix), Section 10(A)(x) or Section 10(A)(xiii).

(H)        Transfers. The Company shall not, and shall not allow any Subsidiary to, voluntarily or involuntarily transfer, sell, lease, license, lend or in any other manner convey any equitable, beneficial or legal interest in any material portion of the assets of the Company and its Subsidiaries (taken as a whole), except for Permitted Transfers and Permitted Investments.

(I)        Taxes. The Company and its Subsidiaries shall pay when due all taxes, fees or other similar charges (together with any related interest or penalties) now or hereafter imposed or assessed against the Company and its Subsidiaries or their respective assets or upon their ownership, possession, use, operation or disposition thereof or upon their rents, receipts or earnings arising therefrom (except where the failure to pay would not, individually or in the aggregate, have a material effect on the Company or any of its Subsidiaries). The Company and its Subsidiaries shall file on or before the due date therefor all personal property tax returns (except where the failure to file would not, individually or in the aggregate, have a material effect on the Company or any of its Subsidiaries). Notwithstanding the foregoing, the Company and its Subsidiaries may contest, in good faith and by appropriate proceedings, taxes, fees and other similar charges for which they maintain adequate reserves therefor in accordance with GAAP.

(J)        Minimum Liquidity. The Company and its Subsidiaries shall have at all times liquidity (the “Minimum Liquidity Amount”) calculated as unrestricted, unencumbered Cash and Cash Equivalents (and for the avoidance of doubt not including any Cash or Cash Equivalents held in the Restricted Cash Account) in one or more deposit accounts and/or securities accounts located in the United States and subject to one or more Control Agreements entered into in favor of the Collateral Agent (each a “Controlled Account”) in a minimum amount equal to the greater of (i) $30,000,000 and (ii) the lesser of (x) $50,000,000 and (y) an amount equal to the Company’s Cash and Cash Equivalents on the last calendar day of the Fiscal Half immediately preceding the most recently completed Fiscal Half less the Available Cash as of the last calendar day of the most recently completed Fiscal Half (such most recently completed Fiscal Half, the “Liquidity Cash Burn Period”).

(K)       Change in Nature of Business. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, engage in any material line of business substantially different from those lines of business conducted by or publicly contemplated to be conducted by the Company and each of its Subsidiaries on the Issue Date or any business substantially related or incidental thereto.

(L)        Maintenance of Properties, Etc. The Company shall maintain and preserve, and the Company shall cause each of its Subsidiaries to maintain and preserve, all of its tangible properties which are necessary or useful (as determined by the Company in good faith) to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and comply at all times in all material respects with the provisions of all leases to which it is a party as lessee or under which it occupies property, so as to prevent any loss or forfeiture thereof or thereunder.

(M)      Maintenance of Intellectual Property. The Company will take, and the Company shall cause each of its Subsidiaries to take, all actions necessary or advisable to maintain and preserve all of the Intellectual Property Rights (as defined in the Securities Purchase Agreement) of the Company or such Subsidiary that are necessary or material (as determined by the Company in good faith) to the conduct of its business in full force and effect.

(N)       Maintenance of Insurance. The Company shall maintain, and the Company shall cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations (including, without limitation, comprehensive general liability, hazard, rent and business interruption insurance) with respect to its properties (including all real properties leased or owned by it) and business, in such amounts and covering such risks as is required by any governmental authority having jurisdiction with respect thereto or as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated.

(O)        Transactions with Affiliates. Neither the Company, nor any of its Subsidiaries, shall enter into, renew, extend or be a party to, any transaction or series of related transactions (including, without limitation, the purchase, sale, lease, transfer or exchange of property or assets of any kind or the rendering of services of any kind) with any affiliate (other than the Company or any of its Wholly Owned Subsidiaries), except transactions actually disclosed pursuant to the Securities Purchase Agreement, as in effect as of the Issue Date, and any transactions for fair consideration and on terms no less favorable to it than would be obtainable in a comparable arm’s length transaction with a Person that is not an affiliate thereof.

(P)         Restricted Issuances. The Company shall not, and shall cause its Subsidiaries not to, directly or indirectly, without the prior written consent of the holders of a majority in aggregate principal amount of the Notes then outstanding, (i) issue any Notes (other than as contemplated by the Securities Purchase Agreement and the Notes) or (ii) issue any other securities or incur any Indebtedness, in each case, that would cause a breach or Default under the Notes or that by its terms would prohibit or restrict the performance of any of the Company’s or its Subsidiaries’ obligations under the Notes, including, without limitation, the payment of principal thereon.

(Q)       Share Reserve. So long as this Note remains outstanding, the Company shall at all times have no less than a number of authorized but unissued shares of Common Stock equal to the sum of (i) 100% of the shares of Common Stock issuable upon the conversion of any Warrants issued under the Securities Purchase Agreement and outstanding, which shall be reserved for issuance pursuant to the terms of the Warrants (ii) a fraction, the numerator of which shall be the then outstanding principal amount of all Notes issued pursuant to the Securities Purchase Agreement, and the denominator of which shall be the Conversion Price, which shall be reserved for issuance pursuant to the terms of the Notes, and (iii) 50,000,000 shares of Common Stock, which need not be reserved for issuance pursuant to the terms of the Warrants or the Notes (the “Required Reserve Amount”); provided that at no time shall the number of shares of Common Stock reserved pursuant to this Section 8(Q) be reduced other than in connection with any stock combination, reverse stock split or other similar transaction. If at any time the number of shares of Common Stock authorized and reserved for issuance is not sufficient to meet the Required Reserve Amount, the Company will promptly take all corporate action necessary to authorize and reserve a sufficient number of shares, including, without limitation, calling a special meeting of stockholders to authorize additional shares to meet the Company’s obligations pursuant to the Transaction Documents, in the case of an insufficient number of authorized shares, obtain stockholder approval (if required) of an increase in such authorized number of shares, and voting the management shares of the Company in favor of an increase in the authorized shares of the Company to ensure that the number of authorized shares is sufficient to meet the Required Reserve Amount.

(R)        Independent Investigation. At the request of the Required Holders at any time the Required Holders have determined in good faith that (i) an Event of Default has occurred or (ii) any event or circumstance has occurred and is continuing which, with the giving of notice or passage of time or both, could constitute an Event of Default but the Company has not timely agreed to such determination in writing, the Company shall hire an independent, reputable investment bank selected by the Company and approved by the Required Holders to investigate as to whether such Event of Default or event or circumstance has occurred (the “Independent Investigator”). If the Independent Investigator determines that such Event of Default or event or circumstance has occurred, the Independent Investigator shall notify the Company of such Event of Default or occurrence of such event or circumstance and the Company shall promptly deliver written notice to the Holder of such Event of Default if such Event of Default has occurred. In connection with such investigation, the Independent Investigator may, during normal business hours and upon signing a confidentiality agreement in a form reasonably acceptable to the Company, inspect all contracts, books, records, personnel, offices and other facilities and properties of the Company and its Subsidiaries and, to the extent available to the Company after the Company uses reasonable efforts to obtain them, the records of its accountants (including the accountants’ work papers) and any books of account, records, reports and other papers not contractually required of the Company to be confidential or secret, or subject to attorney-client or other evidentiary privilege, and the Independent Investigator may make such copies and inspections thereof as the Independent Investigator may reasonably request. The Company shall furnish the Independent Investigator with such financial and operating data and other information with respect to the business and properties of the Company as the Independent Investigator may reasonably request. The Company shall permit the Independent Investigator to discuss the affairs, finances and accounts of the Company with, and to make proposals and furnish advice with respect thereto to, any of the Company’s officers, directors, key employees and independent public accountants (and by this provision the Company authorizes said accountants to discuss with such Independent Investigator the finances and affairs of the Company and any Subsidiaries), all at such reasonable times, upon reasonable notice, and as often as may be reasonably requested.

(S)         Upon delivery by the Company to the Holder (or receipt by the Company from the Holder) of any notice required pursuant to the terms of this Note, in the event that the Company believes that a notice contains material, non-public information relating to the Company or any of its Subsidiaries, the Company so shall indicate to the Holder explicitly in writing in such notice (or immediately upon receipt of notice from the Holder, as applicable), and in the absence of any such written indication in such notice (or notification from the Company immediately upon receipt of notice from the Holder), the Holder shall be entitled to presume that information contained in the notice does not constitute material, non-public information relating to  the Company or any of its Subsidiaries. In addition, unless the Company has in good faith determined that the matters relating to such notice do not constitute material, non-public information relating to the Company or any of its Subsidiaries the Company shall on or prior to 9:00 a.m., New York City time on the Business Day immediately following such notice delivery date, publicly disclose such material, non-public information on a Form 8-K or otherwise. Nothing contained in this Section 8(S) shall limit any obligations of the Company, or any rights of the Holder, under the Securities Purchase Agreement.

(T)         The Company acknowledges and agrees that the Holder is not a fiduciary or agent of the Company, the Holder will not have any obligations hereunder except those obligations expressly set forth herein (and in the Securities Purchase Agreement) and the Holder is acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the Note and not as a fiduciary or agent of the Company. The Company agrees that it will not assert any claim against the Holder based on an alleged breach of fiduciary duty by the Holder in connection with the Note. The Company acknowledges that the Holder shall have no obligation to (a) maintain the confidentiality of any information provided by the Company or (b) refrain from trading any securities while in possession of such information in the absence of a written non-disclosure agreement signed by an officer of the Holder that explicitly provides for such confidentiality and trading restrictions. In the absence of such an executed, written non-disclosure agreement, the Company acknowledges that the Holder may freely trade in any securities issued by the Company, may possess and use any information provided by the Company in connection with such trading activity, and may disclose any such information to any third party.

(U)       The Company shall cause this Note and any shares of Common Stock issuable pursuant to this Note to be eligible to be offered, sold or otherwise transferred by the Holder pursuant to Rule 144, without any requirements as to volume, manner of sale, availability of current public information (whether or not then satisfied) or notice under the Securities Act and without any requirement for registration under any state securities or “blue sky” law, on and after the date that is six months following the Issue Date. If this Note is to be transferred, the Holder shall notify the Company and surrender this Note to the Company (or provide the Company an affidavit in a form reasonably acceptable to the Company that this Note was lost, stolen or destroyed), whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Note, registered as the Holder may request.

(V)        So long as this Note remains outstanding, the Company shall at all times have access to an ATM Program, Equity Line of Credit, or similar program approved by the Required Holders with aggregate available, accessible and unused capacity to generate gross proceeds to the Company of at least $50,000,000 (the “Required Funding Programs”).

(W)       The Company shall pay when due any and all fees and expenses owed by it under all deposit accounts located in the United States and subject to a control agreement entered into in favor of the Collateral Agent.

(X)        Minimum Cash Spend Availability.

(i)        For each Fiscal Quarter beginning with the Fiscal Quarter ending March 31, 2024 (each such period, a “Quarterly Cash Burn Period”), the Company’s and its Wholly Owned Subsidiaries’ Available Cash on the last calendar day of such Quarterly Cash Burn Period shall be greater than or equal to (A) the Company’s and its Wholly Owned Subsidiaries’ Cash and Cash Equivalents on the last calendar day of the immediately preceding Fiscal Quarter, less (B) $30,000,000.

(ii)       On or prior to the third (3rd) Business Day of each calendar month (or, if earlier, immediately in the event an Event of Default has occurred as a result of a breach of Section 8(D), Section 8(E), Section 8(F), Section 8(G), Section 8(J), Section 8(Q), Section 8(V), Section 8(X)(i) or Section 8(Y) hereof), the Company shall provide to the Holder a certification, in the form attached hereto as Exhibit C, executed on behalf of the Company by the Chief Financial Officer of the Company, certifying whether or not the Company has satisfied the requirements of  Section 8(D), Section 8(E), Section 8(F), Section 8(G), Section 8(J) Section 8(Q), or Section 8(V) during the immediately preceding calendar month.  On or prior to the third (3rd) Business Day of each Fiscal Quarter, beginning with the Fiscal Quarter beginning April 1, 2024, the Company shall provide to the Holder a certification, executed on behalf of the Company by the Chief Financial Officer of the Company, certifying whether or not the Company has satisfied the requirements of  Section 8(X)(i) during the immediately preceding Fiscal Quarter.  Each such certification delivered pursuant to this Section 8(X)(ii) shall be referred to as a “Compliance Certificate”. If the Company determines in its sole discretion that any such information constitutes material non-public information, then the Company will so indicate in the certification provided pursuant to this Section 8(X)(ii) and the Company will concurrently publicly disclose such material, non-public information on a Form 8-K or otherwise.

(Y)        At no time shall any Intellectual Property (regardless of the value of such Intellectual Property) or any other assets with a fair market value in excess of $2,000,000 in the aggregate be held by Foreign Subsidiaries, unless the Holder shall have been previously granted a perfected first lien security interest in such assets pursuant to security documents, in form and substance reasonably acceptable to the Collateral Agent.  Notwithstanding the foregoing, no assets shall be held by Foreign Subsidiaries in the event that holding such assets in such Subsidiaries would be in violation of the Security Documents.

Section 9.	Successors.

The Company will not consolidate with or merge with or into, or (directly, or indirectly through one or more of its Subsidiaries) sell, lease or otherwise transfer, in one transaction or a series of transactions, all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to another Person, other than the Holder or any of its Affiliates (a “Business Combination Event”), unless:

(A)      the resulting, surviving or transferee Person either (x) is the Company or (y) if not the Company, is a corporation (the “Successor Corporation”) duly organized and existing under the laws of the United States of America, any State thereof or the District of Columbia  that expressly assumes (by executing and delivering to the Holder, at or before the effective time of such Business Combination Event, a supplement to this instrument) all of the Company’s obligations under this Note; and

(B)         immediately after giving effect to such Business Combination Event, no Event of Default will have occurred that has not been waived and no Default will have occurred and be continuing which has not been waived.

At the effective time of any Business Combination Event, the Successor Corporation (if not the Company) will succeed to, and may exercise every right and power of, the Company under this Note with the same effect as if such Successor Corporation had been named as the Company in this Note, and, except in the case of a lease, the predecessor Company will be discharged from its obligations under this Note.

Section 10.	Defaults and Remedies

(A)        Events of Default. “Event of Default” means the occurrence of any of the following (whose occurrence, for the avoidance of doubt, may be waived, but may not be cured):

(i)            a default in the payment when due of a Partial Redemption Payment (or applicable portion thereof), the Principal Amount, the Maturity Principal Amount, the Fundamental Change Repurchase Price, or the Retirement Fee under this Note;

(ii)          a default in the Company’s obligation to issue shares pursuant to this Note within three Trading Days of the applicable Conversion Settlement Date;

(iii)       a default in the Company’s obligation to timely deliver a Fundamental Change Notice pursuant to Section 6(C), or Compliance Certificate, and such default continues for three Business Days, or the delivery of a materially false or inaccurate Fundamental Change Notice, Company Conversion Notice, Compliance Certificate, Restricted Cash Request, or notice delivered pursuant to Section 4(C)(iii);

(iv)          any failure to timely deliver an Event of Default Notice or a materially false or inaccurate certification as to whether any Event of Default has occurred or as to whether the Equity Conditions have been satisfied;

(v)           a default in any of the Company’s obligations or agreements under this Note or the Transaction Documents (in each case, other than a default set forth in clauses (i) – (iv) or (vi) – (xvii) of this Section 10(A)), or a breach of any representation or warranty in any material respect (other than representations or warranties subject to material adverse effect or materiality qualifications, which may not be breached in any respect) of any Transaction Document as of the date when made (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specific date); provided, however, that if such default can be cured, then such default shall not be an Event of Default unless the Company has failed to cure such default within 20 days after its occurrence;

(vi)          any provision of any Transaction Document at any time for any reason (other than pursuant to the express terms thereof) ceases to be valid and binding on or enforceable against the parties thereto, or the validity or enforceability thereof is contested, directly or indirectly, by the Company or any of its Subsidiaries, or a proceeding is commenced by the Company or any of its Subsidiaries or any governmental authority having jurisdiction over any of them, seeking to establish the invalidity or unenforceability thereof;

(vii)        the Company fails to comply with any covenant set forth in Section 8(D), Section 8(E), Section 8(F), Section 8(G), Section 8(H), Section 8(J), Section 8(P), Section 8(Q), Section 8(V), Section 8(X) or Section 8(Y) of this Note;

(viii)       the suspension from trading or failure of the  Common Stock to be trading or listed on the Company’s primary Eligible Exchange (measured in terms of trading volume for its Common Stock) on which the  Common Stock is traded for a period of five consecutive Trading Days;

(ix)        (i) the failure of the Company or any of its Subsidiaries to pay when due or within any applicable grace period any Indebtedness having an individual principal amount in excess of at least $250,000 (or its foreign currency equivalent) in the aggregate of the Company or any of its Subsidiaries, whether such Indebtedness exists as of the Issue Date or is thereafter created, and whether such default has been waived for any period of time or is subsequently cured; or (ii) the occurrence of any breach or default under any terms or provisions of any other Indebtedness of at least $250,000 (or its foreign currency equivalent) in the aggregate of the Company or any of its Subsidiaries, if the effect of such failure or occurrence is to cause or to permit the holder or holders of any such indebtedness, to cause, Indebtedness having an individual principal amount in excess of $250,000 to become or be declared due prior to its stated maturity;

(x)           one or more final judgments, orders or awards (or any settlement of any litigation or other proceeding that, if breached, could result in a judgment, order or award) for the payment of at least $250,000 (or its foreign currency equivalent) in the aggregate (excluding any amounts covered by insurance pursuant to which the insurer has been notified and has not denied coverage), is rendered against the Company or any of its Subsidiaries and remains unsatisfied and (i) enforcement proceedings shall have been commenced by any creditor upon any such judgment, order, award or settlement or (ii) there shall be a period of 15 consecutive Trading Days after entry thereof during which (A) a stay of enforcement thereof is not in effect or (B) the same is not vacated, discharged, stayed or bonded pending appeal;

(xi)        (A) the Company fails to timely file its quarterly reports on Form 10-Q or its annual reports on Form 10-K with the Commission in the manner and within the time periods required by the Exchange Act (it being understood that such time periods include any permitted filing deadline extension under Rule 12b-25 under the Exchange Act), or (B) the Company withdraws or restates (solely with respect to a “Big R” Restatement and not a “little r” restatement) any such quarterly report or annual report previously filed with the Commission or (C) the Company at any time ceases to satisfy the eligibility requirements set forth under Section I.A of the General Instructions to Form S-3;

(xii)         Any Security Document shall for any reason fail or cease to create a separate valid and perfected and, except to the extent permitted by the terms hereof or thereof, first priority Lien on the Collateral, in each case, in favor of the Collateral Agent in accordance with the terms thereof, or any material provision of any such Security Document shall at any time for any reason cease to be valid and binding on or enforceable against the Company or the validity or enforceability thereof shall be contested by any party thereto, or a proceeding shall be commenced by the Company or any governmental authority having jurisdiction over the Company, seeking to establish the invalidity or unenforceability thereof;

(xiii)        (A) any material damage to, or loss, theft or destruction of, any material portion of  the Collateral (provided that any damage, loss, theft or destruction of the Collateral that reduces the value of such Collateral by $500,000 or more shall be deemed to be material), whether or not insured, or (B) any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty which causes, for more than 15 consecutive days, the cessation or substantial curtailment of revenue producing activities at any facility of the Company or any Subsidiary, if, in each case (A) and (B)) such event or circumstance could reasonably be expected to have a Material Adverse Effect (as defined in the Securities Purchase Agreement). For clarity, an Event of Default under this Section 10(A)(xiii) will not require any curtailment of revenue;

(xiv)         at any time the shares of Common Stock issuable pursuant to this Note are not Freely Tradeable;

(xv)          the Company or any of its Significant Subsidiaries, pursuant to or within the meaning of any Bankruptcy Law, either:

(1)         commences a voluntary case or proceeding;

(2)         consents to the entry of an order for relief against it in an involuntary case or proceeding;

(3)         consents to the appointment of a custodian of it or for any substantial part of its property;

(4)         makes a general assignment for the benefit of its creditors;

(5)         takes any comparable action under any foreign Bankruptcy Law; or

(6)         generally is not paying its debts as they become due; or

(xvi)         a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that either:

(1)         is for relief against Company or any of its Significant Subsidiaries in an involuntary case or proceeding;

(2)        appoints a custodian of the Company or any of its Significant Subsidiaries, or for any substantial part of the property of the Company or any of its Significant Subsidiaries;

(3)         orders the winding up or liquidation of the Company or any of its Significant Subsidiaries; or

(4)       grants any similar relief with respect to the Company or any of its Significant Subsidiaries under any foreign Bankruptcy Law,

and, in each case under this Section 10(A)(xvi), such order or decree remains unstayed and in effect for at least 30 days.

(xvii)        the Company's stockholders approve any plan for the liquidation or dissolution of the Company.

(B)         Acceleration.

(i)          Automatic Acceleration in Certain Circumstances. If an Event of Default set forth in Section 10(A)(xv) or Section 10(A)(xvi) occurs with respect to the Company (and not solely with respect to a Significant Subsidiary of the Company), then the then outstanding portion of the Maturity Principal Amount of, and all accrued and unpaid interest on, this Note will immediately become due and payable without any further action or notice by any Person.

(ii)          Optional Acceleration. If an Event of Default (other than an Event of Default set forth in Section 10(A)(xv) or Section 10(A)(xvi) with respect to the Company and not solely with respect to a Subsidiary of the Company) occurs and has not been waived by the Holder, then the Holder, by notice to the Company, may declare this Note (or any portion thereof) to become due and payable on the Business Day immediately following the date of such notice for cash in an amount equal to the Event of Default Acceleration Amount.

(C)        Notice of Events of Default. Promptly, but in no event later than one Business Day after an Event of Default, the Company will provide written notice of such Event of Default to the Holder (an “Event of Default Notice”), which Event of Default Notice shall include (i) a reasonable description of the applicable Event of Default, (ii) the date on which the Event of Default occurred and (iii) the date on which the Default underlying such Event of Default initially occurred, if different than the date on which the Event of Default occurred.

(D)      Default Interest. If a Default or an Event of Default occurs, then in each case, to the extent lawful, interest (“Default Interest”) will automatically accrue on the Principal Amount outstanding as of the date of such Default or Event of Default at a rate per annum equal 15%, from, and including, the date of such Default or Event of Default, as applicable, to, but excluding, the date such Default is cured and all outstanding Default Interest under this Note has been paid. Default Interest hereunder will be computed on the basis of a 360-day year comprised of twelve 30-day months and will be payable in arrears on the earlier of (i) the first day of each calendar month, (ii) the date such Default is cured, (iii) any Fundamental Change Repurchase Date, Conversion Settlement Date or any date that an Event of Default Acceleration Amount is paid by the Company to the Holder, and (iv) the Maturity Date.

Section 11.	Ranking.

All payments due under this Note shall rank (i) pari passu with all Other Notes, (ii) effectively senior to all unsecured obligations of the Company to the extent of the value of the Collateral securing the Notes for so long as the Collateral so secures the Notes in accordance with the terms hereof and (iii) senior to any Subordinated Indebtedness.

Section 12.	Replacement Notes.

If the Holder of this Note claims that this Note has been mutilated, lost, destroyed or wrongfully taken, then the Company will issue, execute and deliver a replacement Note upon surrender to the Company of such mutilated Note, or upon delivery to the Company of evidence of such loss, destruction or wrongful taking reasonably satisfactory to the Company. In the case of a lost, destroyed or wrongfully taken Note, the Company may require the Holder to provide such security or an indemnity that is reasonably satisfactory to the Company to protect the Company from any loss that it may suffer if this Note is replaced.

Section 13.	Notices.

Any notice or communication to the Company will be deemed to have been duly given if in writing and delivered in person or by first class mail (registered or certified, return receipt requested), electronic transmission (including e-mail) or other similar means of unsecured electronic communication or overnight air courier guaranteeing next day delivery, or to the other’s address, which initially is as follows:

Bionano Genomics, Inc.
9540 Towne Centre Drive, Suite 100
San Diego, CA 92121
Attention: Jonathan Dixon
Email address: [***]

With a copy (which shall not constitute notice) to:

Cooley LLP
10265 Science Center Drive
San Diego, CA   92121-1117
Attention: Tom Coll
Email address: [***]

The Company, by notice to the Holder, may designate additional or different addresses for subsequent notices or communications.

Any notice or communication to the Holder will be by e-mail to its e-mail address, which initially are as set forth in the Securities Purchase Agreement. The Holder, by notice to the Company, may designate additional or different addresses for subsequent notices or communications.

If a notice or communication is mailed in the manner provided above within the time prescribed, it will be deemed to have been duly given, whether or not the addressee receives it.

Section 14.	Successors and Assigns.

All agreements of the Company in this Note will bind its successors and will inure to the benefit of the Holder's successors and assigns.

Section 15.	Severability.

If any provision of this Note is invalid, illegal or unenforceable, then the validity, legality and enforceability of the remaining provisions of this Note will not in any way be affected or impaired thereby.

Section 16.	Headings, Etc.

The headings of the Sections of this Note have been inserted for convenience of reference only, are not to be considered a part of this Note and will in no way modify or restrict any of the terms or provisions of this Note.

Section 17.	Amendments

This Note may not be amended or modified unless in writing by the Company and the Required Holders, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.

Section 18.	Governing Law; Waiver of Jury Trial.

All questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Delaware. The Company and each Holder hereby irrevocably submits to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, provided that if the Court of Chancery of the State of Delaware does not have jurisdiction, then to the other courts of the State of Delaware, for the adjudication of any dispute hereunder or in connection herewith or under any of the other Transaction Documents or with any transaction contemplated hereby or thereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed or operate to preclude any Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to such Holder or to enforce a judgment or other court ruling in favor of such Holder. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR UNDER ANY OTHER TRANSACTION DOCUMENT OR IN CONNECTION WITH OR ARISING OUT OF THIS NOTE OR ANY OTHER TRANSACTION DOCUMENT OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY.

Section 19.	Submission to Jurisdiction.

The Company (A) agrees that any suit, action or proceeding against it arising out of or relating to this Note may be instituted in the Court of Chancery of the State of Delaware; (B) waives, to the fullest extent permitted by applicable law, (i) any objection that it may now or hereafter have to the laying of venue of any such suit, action or proceeding; and (ii) any claim that it may now or hereafter have that any such suit, action or proceeding in such a court has been brought in an inconvenient forum; and (C) submits to the nonexclusive jurisdiction of such court in any such suit, action or proceeding.

Section 20.	Enforcement Fees.

The Company agrees to pay all costs and expenses of the Holder incurred as a result of enforcement of this Note and the collection of any amounts owed to the Holder hereunder (whether in cash,  Common Stock or otherwise), including, without limitation, reasonable attorneys’ fees and expenses.

Section 21.	Electronic Execution.

The words “execution,” “signed,” “signature,” and words of similar import in the Note shall be deemed to include electronic or digital signatures or the keeping of records in electronic form, each of which shall be of the same effect, validity, and enforceability as manually executed signatures or a paper-based recordkeeping system, as the case may be, to the extent and as provided for under applicable law, including the Electronic Signatures in Global and National Commerce Act of 2000 (15 U.S.C. §§ 7001-7006), the Electronic Signatures and Records Act of 1999 (N.Y. State Tech. §§ 301-309), or any other similar state laws based on the Uniform Electronic Transactions Act.

Section 22.	Restricted Cash Account.

The Company may request the Collateral Agent to release Cash to it from the Restricted Cash Account at any time that the Company is not in possession of material non-public information concerning the Company or any of its Subsidiaries that could reasonably be expected to have an adverse effect on the Company or its Subsidiaries or the trading price of the Common Stock, by delivering a written request duly executed by the Chief Executive Officer or Chief Financial Officer of the Company, to the Collateral Agent (a “Restricted Cash Request”), including the amount of Cash requested to be released and certifying to the satisfaction of the Funding Conditions (as defined below) as of the date of such request, at least two Trading Days prior to the last day of a calendar month in order to make an effective election for such calendar month. Subject to the Funding Conditions (any of which may be waived by the Collateral Agent on behalf of the Required Holders in their sole discretion) continuing to be satisfied through and including the date upon which Cash is released from the Restricted Cash Account, the Collateral Agent shall cause the amount of Cash set forth in the applicable Restricted Cash Request to be released to the Company from the Restricted Cash Account on the first Business Day of the calendar month commencing immediately following the receipt of such Restricted Cash Request (such date a “Restricted Cash Release Date”), provided that, if the Restricted Cash Request is delivered less than two Trading Days prior to the last day of a calendar month, the Restricted Cash Release Date shall be the first calendar day of the second calendar month following the calendar month in which the Restricted Cash Request is delivered. Unless agreed upon by the Company and the Holder, the Company may submit no more than one Restricted Cash Request per calendar month. “Funding Conditions” will be deemed to be satisfied as of any date if (A) the average daily dollar trading volume (as reported on Bloomberg) of the Common Stock on The Nasdaq Stock Market during the ten Trading Days prior to each of the date on which a Restricted Cash Request is delivered and the Restricted Cash Release Date to which such Restricted Cash Request relates, respectively is not less than $3,500,000; (B) Holder is not in possession of any material non-public information concerning the Company or any of its Subsidiaries, which material non-public information was provided to the Holder by or on behalf of the Company or by or on behalf of any of its employees, agents or advisors; (C) no pending, proposed or intended Fundamental Change or Fundamental Transaction (as defined in the Securities Purchase Agreement) has occurred that has not been abandoned, terminated or consummated; (D) no Default will have occurred or be continuing and no Event of Default will have occurred; (E) the Company’s Adjusted Indebtedness is less than 25% of the Company’s Daily Market Capitalization as calculated on each Trading Day during the Restricted Cash Measurement Period, (F) the Resale Registration Statement (as defined in the Securities Purchase Agreement) registering all shares of Common Stock required to be registered pursuant to the Securities Purchase Agreement shall be effective; (G) the Common Stock (1) shall be listed on The Nasdaq Stock Market and (2) shall not have been suspended by the SEC or Nasdaq from trading on The Nasdaq Stock Market nor shall suspension by the SEC or Nasdaq have been threatened either (x) in writing by the Commission or Nasdaq or (y) by falling below the minimum maintenance requirements of Nasdaq; and (H) the Company has no reason to believe that the Required Funding Programs shall not be accessible for the foreseeable future, but in any event not less than 12 months from such date. Notwithstanding the foregoing, any waiver of the Company’s satisfaction of any Funding Condition shall only apply to the Restricted Cash Request and Restricted Cash Release Date to which such Funding Condition so waived relates.

* * *

Exhibit A

Form of Conversion Notice

Bionano Genomics, Inc.

Senior Secured Convertible Note due 2025

Subject to the terms of this Note, by executing and delivering this Conversion Notice, the undersigned Holder of this Note directs the Company to convert the following Principal Amount of this Note:  $                               ,000 in accordance with the following details.

Principal Amount Constituting Partial Redemption Payment

Principal Amount Constituting Deferred Partial Redemption Payment

Shares of Common Stock to be delivered:

Accrued interest amount:

DTC Participant Number:

DTC Participant Name:

Date:
(Legal Name of Holder)

By:
Name:
Title:

Exhibit B

Form of Company Conversion Notice

Bionano Genomics, Inc.

Senior Secured Convertible Notes due 2025

By executing and delivering this Company Conversion Notice, the Company hereby notifies the Holder of the Note of the Company’s election to convert the entire principal amount of the Note identified by Certificate No.                      .

By delivering this Company Conversion Notice, the Company hereby represents and warrants that the Equity Conditions have been satisfied as of the date hereof.

Bionano Genomics, Inc.

Date:	By:
Name:
Title:

Exhibit C

Form of Compliance Certificate

The undersigned, the duly qualified and elected Chief Financial Officer of Bionano Genomics, Inc., a Delaware corporation (the “Company”), does hereby certify in such capacity and on behalf of the Company, pursuant to the Senior Secured Convertible Note due 2025, issued [ ● ], 2023 (the “Note”), issued by the Company to [***], that:

(i) the Company satisfied the requirements of Section 8(D) of the Note during the calendar month ended [ ● ];

(ii) the Company satisfied the requirements of Section 8(E) of the Note during the calendar month ended [ ● ];

(iii) the Company satisfied the requirements of Section 8(F) of the Note during the calendar month ended [ ● ];

(iv) the Company satisfied the requirements of Section 8(G) of the Note during the calendar month ended [ ● ];

(v) the Company satisfied the requirements of Section 8(J) of the Note during the calendar month ended [ ● ].

(vi) the Company satisfied the requirements of Section 8(Q) of the Note during the calendar month ended [ ● ];

(vii) the Company satisfied the requirements of Section 8(V) of the Note during the calendar month ended [ ● ].

(viii) the Company satisfied the requirements of Section 8(Y) of the Note during the calendar month ended [ ● ].

(ix) the Company satisfied the requirements of Section 8(X)(i) of the Note during the Fiscal Quarter ended [ ● ].

Capitalized terms used herein without definition shall have the meanings given to such terms in the Note.

BIONANO GENOMICS, INC.

By:

Name:
Title:

Date: